Exhibit 1.1

GAN LIMITED

ORDINARY SHARES, PAR VALUE $0.01 PER SHARE

UNDERWRITING AGREEMENT

December [__], 2020

B. Riley Securities, Inc.

11100 Santa Monica Boulevard

Suite 800

Los Angeles, CA 90025

Ladies and Gentlemen:

GAN Limited, an exempted company limited by shares incorporated in Bermuda (the “Company”), proposes to issue and allot to B. Riley Securities, Inc., as underwriter (the “Underwriter”), an aggregate of [_______] ordinary shares, $0.01 par value per share (the “Ordinary Shares”), of which (a) [______] Ordinary Shares are to be issued and allotted by the Company, and (b) [______] Ordinary Shares are to be sold by the shareholders listed on Schedule A hereto (collectively, the “Selling Shareholders” and each a “Selling Shareholder”), with each Selling Shareholder selling the number of shares set forth opposite such Selling Shareholder’s name on Schedule A hereto, pursuant to this Underwriting Agreement (this “Agreement”). The aggregate of [_____] of the Company’s Ordinary Shares to be purchased from the Company and the Selling Shareholders are called the “Firm Shares.” In addition, the Company proposes to grant to the Underwriter the option to subscribe for up to an additional [______] Ordinary Shares, representing fifteen percent (15%) of the Firm Shares to be subscribed for at the option of the underwriter (the “Option Shares” and, together with the Firm Shares, the “Shares”), if and to the extent that the Underwriter shall have determined to exercise the right to subscribe for such Option Shares as granted to the Underwriter in Section 1 hereof. The Shares are described in the Prospectus (as defined below).

The Company has entered into that Share Exchange Agreement dated as of November 15, 2020 (the “Coolbet Definitive Agreement”) by and among the Company, Vincent Group p.l.c (“Coolbet”), certain shareholders and option holders of Coolbet and Lars Carl Fabian Qvist, as the Seller’s Representative, pursuant to which the Company shall, subject to the conditions set forth therein, become a wholly-owned subsidiary of the Company (the “Acquisition”).

References herein to “to the Company’s knowledge” shall mean such knowledge after reasonable inquiry.

SECTION 1. Sale and Purchase.

On the basis of the representations, warranties and agreements herein contained, but subject to the terms and conditions herein set forth, (i) the Company agrees to issue and allot an aggregate of [_______] Firm Shares to the Underwriter, (ii) the Selling Shareholders agree, severally and not jointly, to sell an aggregate of [______] Firm Shares to the Underwriter, with each Selling Shareholder selling the number of Firm Shares set forth opposite the name of such Selling Shareholder on Schedule A hereto, and (iii) the Underwriter agrees to purchase from the Company and the Selling Shareholders the Firm Shares on the pricing terms set forth in Schedule A hereto. The Company and the Selling Shareholders have been advised by the Underwriter that they propose to make a public offering of the Shares as soon after this Agreement has become effective as in their judgment is advisable.

In addition, the Company hereby grants to the Underwriter the option to subscribe for, and upon the basis of the representations, warranties and agreements contained herein and subject to the terms and conditions herein set forth, the Underwriter shall have the right to subscribe for, all or a portion of the Option Shares, solely to cover over-allotments, at the same purchase price per share to be paid by the Underwriter to the Company for the Firm Shares. This option may be exercised by the Underwriter any time and from time to time on or before the thirtieth (30th) day following the date hereof, by written notice to the Company (“Option Shares Notice”). The Option Shares Notice shall set forth the aggregate number of Option Shares as to which the option is being exercised, and the date and time when the Option Shares are to be delivered (such date and time being herein referred to as the “Option Closing Date”); provided, however, that the Option Closing Date may be the same date and time as the Closing Date (as defined below), but shall not be earlier than the Closing Date nor earlier than the second (2nd) business day after the date on which the option for Option Shares shall have been exercised nor later than the tenth (10th) business day after the date of the Option Shares Notice. As of the Option Closing Date, the Company will issue and allot to the Underwriter, and the Underwriter will purchase, the number of Option Shares set forth in the Option Shares Notice.

SECTION 2. Payment and Delivery.

Payment of the purchase price for the Firm Shares shall be made to the Company and Selling Shareholders by same day Federal Funds wire transfer against delivery of the Firm Shares to the Underwriter through the facilities of The Depository Trust Company (“DTC”) for the account of the Underwriter. Such payment and delivery shall be made at 10:00 A.M., New York time, on [_____], 2020 (the “Closing Date”), which date shall be the second business day after the trade date of [______], 2020. Electronic transfer of the Firm Shares shall be made to or as instructed by the Underwriter at the Closing Date, in such names and in such denominations as the Underwriter shall specify with at least 48 hours’ prior notice to the Company, with any transfer taxes payable in connection with the transfer of the Firm Shares to the Underwriter duly paid, against payment of the purchase price therefor.

If the option for Option Shares is exercised, payment of the subscription price for the Option Shares shall be made at the Option Closing Date in the same manner and at the same office as the payment for the Firm Shares. Electronic transfer of the Option Shares shall be made to or as instructed by the Underwriter at the Option Closing Date, in such names and in such denominations as the Underwriter shall specify with at least 48 hours’ prior notice to the Company.

Deliveries of the documents described in Section 7 with respect to the subscription for the Shares and/or the Option Shares, as the case may be, shall be made at the offices of The NBD Group, Inc., counsel for the Underwriter, at 10:00 A.M., New York time, on the Closing Date or Option Closing Date, as applicable.

SECTION 3. Representations and Warranties.

(a) Representations and Warranties by the Company. The Company represents and warrants to the Underwriter as of the Applicable Time (as defined below), the Closing Date and any Option Closing Date, and agrees with the Underwriter, as follows:

(i) Registration Statement and Prospectuses. The Company has prepared and filed with the Securities and Exchange Commission (“Commission”) a registration statement on Form F-1 (File No. 333-251163) (the “Initial Registration Statement”) under the Securities Act of 1933, as amended (the “1933 Act”), and the rules and regulations (the “1933 Act Regulations”) of the Commission thereunder. The Company has filed one or more amendments thereto, each which has previously been furnished to the Representative. The Initial Registration Statement and any post-effective amendment thereto, each in the form heretofore delivered to you, have been declared effective by the Commission in such form, other than a registration statement, if any, increasing the size of the offering (a “Rule 462(b) Registration Statement”), filed pursuant to Rule 462(b) under the 1933 Act, which became effective automatically upon filing.

No stop order suspending the effectiveness of the Initial Registration Statement or any post-effective amendment thereto or the Rule 462(b) Registration Statement, if any, has been issued under the 1933 Act; no order preventing or suspending the use of any Preliminary Prospectus, Pricing Prospectus, Issuer Free Writing Prospectus or the Prospectus has been issued and no proceedings for any of those purposes have been instituted or are pending or, to the Company’s knowledge, threatened. To the Company’s knowledge, the Company has complied to the Commission’s satisfaction with each request (if any) from the Commission for additional information.

Each of the Registration Statement and any post-effective amendment thereto, excluding exhibits thereto, at the time of its effectiveness and at each deemed effective date with respect to the Underwriter under the 1933 Act Regulations, complied in all material respects with the requirements of the 1933 Act and the 1933 Act Regulations. Each Preliminary Prospectus (including the Prospectus filed as part of the Registration Statement as originally filed or as part of any amendment thereto), at the time it was filed, complied in all material respects with the 1933 Act Regulations.

The documents incorporated or deemed to be incorporated by reference in the Registration Statement, when they became effective or at the time they were filed with the Commission, complied in all material respects with the requirements of the Securities Exchange Act of 1934, as amended (the “1934 Act”), and the rules and regulations promulgated thereunder (collectively, the “1934 Act Regulations”).

(ii) Accurate Disclosure; Certain Defined Terms. Neither the Registration Statement nor any amendment thereto, in each case at its effective time contained, contains or will contain an untrue statement of a material fact or omitted, omits or will omit to state a material fact required to be stated therein or necessary to make the statements therein not misleading. As of the Applicable Time, the Closing Date and any Option Closing Date, neither (A) the General Disclosure Package nor (B) any individual Issuer Free Writing Prospectus (when considered together with the General Disclosure Package), included an untrue statement of a material fact or omitted to state a material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading. Neither the Prospectus nor any amendment or supplement thereto (including any prospectus wrapper), as of its issue date, at the time of any filing with the Commission pursuant to Rule 424(b), at the Closing Date or at any Option Closing Date, included, includes or will include an untrue statement of a material fact or omitted, omits or will omit to state a material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading.

The representations and warranties in this subsection shall not apply to statements in or omissions from the Registration Statement (or any amendment thereto), the General Disclosure Package or the Prospectus (or any amendment or supplement thereto) made in reliance upon and in conformity with written information furnished to the Company by any Selling Shareholder or the Underwriter expressly for use therein. For purposes of this Agreement, i) the only information so furnished by the Underwriter shall be the list of Underwriter and their respective underwriting allotments and information in the “Discounts, Commissions and Expenses” and “Price Stabilization, Short Positions and Penalty Bids” sections under the heading “Underwriting” in the General Disclosure Package or the Prospectus (or any amendment or supplement thereto) (collectively, the “Underwriter Information”), as such statements relate to the Underwriter, and (ii) the only information furnished by the Selling Shareholders is the Selling Shareholder Information. “Selling Shareholder Information” means, with respect to each Selling Shareholder, the written information relating to such Selling Shareholder that is furnished to the Company by or on behalf of such Selling Shareholder specifically and expressly for use therein, it being understood and agreed that the only such information contained in any Registration Statement or any Prospectus is the information in such Registration Statement or such Prospectus with respect to such Selling Shareholder (excluding percentages) which appear in the table (and corresponding footnotes) under the caption “Principal and Selling Shareholders.”

As used in this Agreement:

“Applicable Time” means [_____] p.m., New York City time, on December [______], 2020, or such other time as agreed by the Company and the Underwriter.

“Free Writing Prospectus” means any “free writing prospectus,” as defined in Rule 405 of the 1933 Act Regulations (“Rule 405”).

“General Disclosure Package” means the Pricing Prospectus collectively with the documents and pricing information set forth on Schedule A hereto, all considered together.

“Issuer Free Writing Prospectus” means any “issuer free writing prospectus,” as defined in Rule 433 of the 1933 Act Regulations (“Rule 433”).

“Preliminary Prospectus” means any preliminary prospectus included in the Initial Registration Statement or filed with the Commission prior to the time at which the Commission declared the Initial Registration Statement effective.

“Pricing Prospectus” means the Preliminary Prospectus that was included in the Initial Registration Statement at the time at which the Commission declared the Initial Registration Statement effective.

“Prospectus” means the prospectus in the form first filed with the Commission pursuant to Rule 424(b) under the 1933 Act.

“Registration Statement” means (x) the Initial Registration Statement, including all exhibits thereto, (y) the Rule 462(b) Registration Statement, if any, and (z) the pricing information contained in the Prospectus that is deemed by virtue of Rule 430A under the 1933 Act to be part of the Initial Registration Statement at the time it was declared effective.

(iii) Issuer Free Writing Prospectuses. No Issuer Free Writing Prospectus conflicts with the information contained in the Registration Statement or the General Disclosure Package. Each Issuer Free Writing Prospectus, at the time of filing with the Commission, complied or will comply in all material respects with the 1933 Act.

(iv) Company Not Ineligible Issuer. At the time of filing the Initial Registration Statement and any post-effective amendment thereto, at the earliest time thereafter that the Company or another offering participant made a bona fide offer (within the meaning of Rule 164(h)(2) of the 1933 Act Regulations) of the Shares and at the date hereof, the Company was not and is not an “ineligible issuer,” as defined in Rule 405 under the 1933 Act, including the Company or any Subsidiary in the preceding three years not having been convicted of a felony or misdemeanor or having been made the subject of a judicial or administrative decree or order as described in Rule 405 of the 1933 Regulations (without taking into account of any determination by the Commission pursuant to Rule 405 of the 1933 Regulations that it is not necessary that the Company be considered an ineligible issuer), nor an “excluded issuer” as defined in Rule 164 under the 1933 Act.

(v) No Other Offering Materials. The Company has not distributed and will not distribute any prospectus or other offering material in connection with the offering and sale of the Shares other than any Preliminary Prospectus, the General Disclosure Package or the Prospectus or other materials permitted by the 1933 Act to be distributed by the Company; provided, however, that the Company has not made and will not make any offer relating to the Shares that would constitute an Issuer Free Writing Prospectus except in accordance with this Agreement.

(vi) Independent Accountants. BDO LLP, who have expressed their opinion with respect to the financial statements and supporting schedules included in the Registration Statement, the General Disclosure Package and the Prospectus and delivered their reports with respect thereto, is an independent registered public accounting firm with respect to the Company and GAN UK as required by the 1933 Act, the 1933 Act Regulations and the Public Company Accounting Oversight Board. To the Company’s knowledge, Grant Thornton LLP, who has audited certain financial statements of Vincent Group p.l.c. (“Coolbet”), and related schedules included or incorporated by reference in the Registration Statement, the General Disclosure Package and the Prospectus, was an independent registered public accounting firm with respect to Coolbet, as required by the 1933 Act, the 1933 Act Regulations and the Public Company Accounting Oversight Board.

(vii) Financial Statements of the Company. The financial statements included in the Registration Statement, the General Disclosure Package, the Pricing Prospectus and the Prospectus, together with the related schedules and notes, present fairly in all material respects (A) the financial position of the Company at the date indicated and changes in equity for the period from December 13, 2019 (date of incorporation) for the period specified, and (B) the consolidated financial position of GAN UK and its subsidiaries at the dates indicated and the results of operations, changes in equity and cash flows for the periods specified; said financial statements have been prepared in all material respects in conformity with International Financial Reporting Standards as issued by the International Accounting Standards Board (“IFRS”) applied on a consistent basis throughout the periods involved. The supporting schedules, if any, present fairly in all material respects, in accordance with IFRS, the information required to be stated therein. All non-IFRS financial information included in the Registration Statement, the General Disclosure Package and the Prospectus complies in all material respects with the requirements of Regulation G and Item 10 of Regulation S-K under the 1933 Act, to the extent applicable; and, except as disclosed in the Registration Statement, General Disclosure Package and the Prospectus, there are no material off-balance sheet arrangements (as defined in Regulation S-K under the 1933 Act, Item 303(a)(4)(ii)). Except as included therein, no historical or pro forma financial statements or supporting schedules are required to be included in the Registration Statement, the General Disclosure Package or the Prospectus under the 1933 Act or the 1933 Act Regulations.

(viii) Financial Statements of Coolbet. To the Company’s knowledge, (i) the financial statements of Coolbet, together with the related notes and schedules included or incorporated by reference in the General Disclosure Package, the Prospectus and in the Registration Statement fairly present, in all material respects, the financial position and the results of operations and changes in financial position of Coolbet and its consolidated subsidiaries and other consolidated entities at the respective dates or for the respective periods therein specified, and (ii) such financial statements and related notes and schedules of Coolbet (A) have been prepared in accordance with IFRS applied on a consistent basis throughout the periods involved except as may be set forth in the related notes included or incorporated by reference in the General Disclosure Package, and (B) comply in all material respects with the 1933 Act and the 1933 Act Regulations.

(ix) No Material Adverse Change in Business. Except as otherwise stated therein, since the date of the most recent financial statements included in the Registration Statement, the General Disclosure Package or the Prospectus, (A) there has been no material adverse change or effect on (i) the business, properties, management, financial position, shareholders’ equity or results of operations of (1) the Company and its Subsidiaries, taken as a whole, except as set forth or contemplated in the General Disclosure Package, or (2) to the Company’s knowledge, the Company and its Subsidiaries and Coolbet and its subsidiaries, taken as a whole, as applicable, except as set forth or contemplated in the General Disclosure Package and the Prospectus, or (ii) the ability of the Company to perform its obligations under this Agreement, including the issuance and sale of the Shares and the consummation of the transactions contemplated in the General Disclosure Package and the Prospectus (any such, item, a “Material Adverse Effect”), (B) there have been no transactions entered into by the Company or any of its Subsidiaries, other than those in the ordinary course of business, that are material with respect to the Company and its Subsidiaries considered as one enterprise, and (C) except as disclosed in the General Disclosure Package or the Prospectus, there has been no dividend or distribution of any kind declared, paid or made by the Company on any class of capital stock.

(x) Capitalization. The Company has an authorized capitalization as set forth in the Pricing Prospectus and all of the issued Ordinary Shares, have been duly and validly authorized and issued and are fully paid and conform to the description of the Ordinary Shares contained in the General Disclosure Package and the Prospectus; after giving effect to (A) the issuance of the Firm Shares and the use of the net proceeds therefrom as described in the Pricing Prospectus and (B) the consummation of the Acquisition, including the issuance of [_____] Ordinary Shares to the Coolbet shareholders as consideration for the Acquisition as if it occurred on September 30, 2020, the Company would have, for illustrative purposes only as of September 30, 2020, an authorized capitalization as set forth under the “As Adjusted” column of the table in the section of the Pricing Prospectus entitled “Capitalization”; and all of the issued shares of each Subsidiary of the Company will have been duly and validly authorized and issued and be fully paid and will be owned directly or indirectly by the Company, free and clear of all liens, equities, rights, charges, encumbrances and other interests (“Liens”), except for such Liens or encumbrances described in the Pricing Prospectus and the Prospectus.

(xi) Good Standing of the Company. The Company has been duly incorporated and is validly existing as an exempted company in good standing as that term is understood under the laws of Bermuda and has corporate power and authority to own, lease and operate its properties and to conduct its business as described in the General Disclosure Package and the Prospectus and to enter into and perform its obligations under this Agreement; and the Company is duly qualified as a foreign corporation to transact business and is in good standing in each other jurisdiction in which such qualification is required, whether by reason of the ownership or leasing of property or the conduct of business, except where the failure so to qualify or to be in good standing would not result in a Material Adverse Effect.

(xii) Good Standing of Subsidiaries. Each subsidiary of the Company identified on Exhibit 21.1 of the Registration Statement (each, a “Subsidiary” and, collectively, the “Subsidiaries”) has been duly organized and is validly existing in good standing under the laws of the jurisdiction of its incorporation or organization, has corporate or similar power and authority to own, lease and operate its properties and to conduct its business as described in the General Disclosure Package and the Prospectus and is duly qualified to transact business and is in good standing in each jurisdiction in which such qualification is required, whether by reason of the ownership or leasing of property or the conduct of business, except where the failure to so qualify or to be in good standing would not result in a Material Adverse Effect. None of the outstanding shares of capital stock of any Subsidiary was issued in violation of the preemptive or similar rights of any securityholder of such Subsidiary. The only subsidiaries of the Company are the subsidiaries listed on Exhibit 21.1 of the Registration Statement.

(xiii) Authorization of Agreement. This Agreement has been duly authorized, executed and delivered by the Company.

(xiv) Authorization and Description of Shares. The Shares to be subscribed for by the Underwriter from the Company have been duly authorized and are available for issue to the Underwriter pursuant to this Agreement and, when issued and allotted by the Company pursuant to this Agreement against payment of the consideration set forth herein, will be validly issued and fully paid and the issue of the Shares is not subject to the preemptive or other similar rights of any securityholder of the Company. The Shares conform in all material respects to all statements relating thereto contained in the General Disclosure Package and the Prospectus and such description conforms in all material respects to the rights set forth in the instruments defining the same. No holder of Shares will be subject to personal liability by reason of being such a holder.

(xv) Registration Rights. Except as set forth in the General Disclosure Package or the Prospectus, there are no persons with registration rights or other similar rights to have any securities registered for sale pursuant to the Registration Statement or otherwise registered for sale by the Company under the 1933 Act.

(xvi) Absence of Violations, Defaults and Conflicts. Neither the Company nor any of its Subsidiaries is (A) in violation of its charter, by-laws or similar organizational document, (B) in default in the performance or observance of any obligation, agreement, covenant or condition contained in any contract, indenture, mortgage, deed of trust, loan or credit agreement, note, lease or other agreement or instrument to which the Company or any of its Subsidiaries is a party or by which it or any of them may be bound or to which any of the properties or assets of the Company or any Subsidiary is subject, except for such defaults that would not, singly or in the aggregate, result in a Material Adverse Effect, or (C) in violation of any law, statute, rule, regulation, judgment, order, writ or decree of any arbitrator, court, governmental body, regulatory body (including state gaming commissions), administrative agency or other authority, body or agency having jurisdiction over the Company or any of its Subsidiaries or any of their respective properties, assets or operations (each, a “Governmental Entity”), except for such violations that would not, singly or in the aggregate, result in a Material Adverse Effect.

(xvii) No Resulting Defaults and Conflicts. The execution, delivery and performance by the Company of this Agreement, the issuance and sale of the Shares, the compliance by the Company with the terms hereof and the consummation by the Company of the transactions contemplated hereby (including the Acquisition) have been duly authorized by all necessary corporate action and do not and will not (i) conflict with or result in a breach or violation of any of the terms or provisions of, or constitute a default under, any material indenture, mortgage, deed of trust, loan agreement or other material agreement or instrument to which the Company or any of its Subsidiaries is a party or by which the Company or any of its Subsidiaries is bound or to which any of the properties or assets of the Company or any of its Subsidiaries is subject, (ii) result in any violation of the provisions of the charter or bylaws (or similar organizational document) of the Company or any of its Subsidiaries or (iii) result in the violation of any law or statute or any judgment, order, rule or regulation of any court or arbitrator or governmental or regulatory authority, except, in the case of clauses (i) and (iii) above, for any such conflict, breach, violation or default that would not, individually or in the aggregate, have a Material Adverse Effect; and no consent, approval, authorization, order, registration or qualification of or with any such court or governmental agency or body is required for the execution, delivery and performance by the Company of this Agreement, the issuance and sale of the Shares and compliance by the Company with the terms hereof and the consummation of the transactions contemplated hereby (including the Acquisition), except as have been made or obtained and except as may be required by and made with or obtained from (x) the 1933 Act, the 1933 Act Regulations and state securities laws or regulations, (y) the rules of Financial Industry Regulatory Authority, Inc. (“FINRA”) and (z) the rules of Nasdaq (as defined below).

(xviii) Absence of Labor Dispute. No labor problem or dispute with the employees of the Company or any of its Subsidiaries exists or is threatened or imminent, and the Company is not aware of any existing or imminent labor disturbance by the employees of any of its or its Subsidiaries’ principal suppliers, contractors or customers, in each case that could have a Material Adverse Effect.

(xix) Absence of Proceedings. Except as set forth in the Registration Statement, the General Disclosure Package and the Prospectus, there are no legal or governmental proceedings pending to which the Company or any of its Subsidiaries is a party or of which any property of the Company or any of its Subsidiaries is the subject which would, individually or in the aggregate, have a Material Adverse Effect or would materially and adversely affect the ability of the Company or its Subsidiaries to perform their respective obligations under this Agreement.

(xx) Accuracy of Exhibits. There are no contracts or documents that are required to be described in the Registration Statement or to be filed as exhibits thereto that have not been so described and filed as required.

(xxi) Absence of Further Requirements. Except as disclosed in the Registration Statement, the General Disclosure Package and the Prospectus, no approvals are currently required in Bermuda in order for the Company to pay dividends or other distributions declared by the Company to the holders of Ordinary Shares. Under current laws and regulations of Bermuda and any political subdivision thereof, any amount payable with respect to the Ordinary Shares upon liquidation of the Company or upon redemption thereof and dividends and other distributions declared and payable on the share capital of the Company may be paid by the Company in United States dollars and freely transferred out of Bermuda, and no such payments made to the holders thereof or therein who are non-residents of Bermuda will be subject to income, withholding or other taxes under laws and regulations of Bermuda or any political subdivision or taxing authority thereof or therein and without the necessity of obtaining any governmental authorization in Bermuda or any political subdivision or taxing authority thereof or therein.

(xxii) Possession of Licenses and Permits. The Company and its Subsidiaries possess adequate certificates, licenses, authorities or permits issued by appropriate Governmental Entities necessary to conduct the business now operated by them, except where the failure so to possess would not, singly or in the aggregate, result in a Material Adverse Effect. Neither the Company nor any of its Subsidiaries has received any written notice of proceedings relating to the revocation or modification of any such certificate, license, authority or permit that, if determined adversely to the Company or any of its Subsidiaries, would reasonably be expected to have, individually or in the aggregate, a Material Adverse Effect.

(xxiii) Title to Property. The Company and its Subsidiaries have good and marketable title to all property (whether real or personal) owned by them, in each case, free and clear of all liens, security interests, claims or encumbrances or defects of any kind except such as (A) are described in the General Disclosure Package and the Prospectus or (B) would not, individually or in the aggregate, have a Material Adverse Effect. The property held under lease by the Company and its Subsidiaries is held by them under valid, subsisting and enforceable leases with only such exceptions with respect to any particular lease as do not interfere in any material respect with the conduct of the business of the Company or its Subsidiaries.

(xxiv) Intellectual Property. The Company and each of its Subsidiaries owns, possesses, has a valid license to use, or can acquire on reasonable terms, all Intellectual Property necessary for the conduct of the Company’s and its Subsidiaries’ business as now conducted or as described in the Registration Statement, the General Disclosure Package and the Prospectus to be conducted, except as such failure to own, possess, license or acquire such rights would not result in a Material Adverse Effect. “Intellectual Property” means all patents, patent applications, trade and service marks, trade and service mark registrations, trade names, copyrights, licenses, inventions, trade secrets, domain names, technology, know-how and other intellectual property. Except as described in the Registration Statement, in the General Disclosure Package and in the Prospectus, (1) to the Company’s knowledge, there is no infringement, misappropriation or violation by third parties of any such Intellectual Property, except for such infringement, misappropriation or violation as would not result in a Material Adverse Effect; (2) there is no pending or, to the Company’s knowledge, threatened material action, suit, proceeding or claim by others challenging the Company’s or any of its Subsidiaries’ rights in or to any such Intellectual Property; (3) the Intellectual Property owned by the Company and its Subsidiaries, and the Intellectual Property licensed to the Company and its Subsidiaries, has not been adjudged invalid or unenforceable, in whole or in part, except for such invalidity or unenforceability as would not result in a Material Adverse Effect, and there is no pending or, to the Company’s knowledge, threatened action, suit, proceeding or claim by others challenging the validity or scope of any such Intellectual Property; (4) there is no pending or, to the Company’s knowledge, threatened action, suit, proceeding or claim by others that the Company or any of its Subsidiaries infringes, misappropriates or otherwise violates any Intellectual Property or other proprietary rights of others, except for such action, suit, proceeding or claim as would not result in a Material Adverse Effect; and (5) no employee of the Company or any of its Subsidiaries is in or has been in violation of any term of any employment contract, patent disclosure agreement, invention assignment agreement, non-competition agreement, non-solicitation agreement, nondisclosure agreement or any restrictive covenant to or with a former employer where the basis of such violation relates to such employee’s employment with the Company or any of its Subsidiaries or actions undertaken by the employee while employed with the Company or any of its Subsidiaries, except for any such violation as would not result in a Material Adverse Effect. The Company and its Subsidiaries have taken reasonable security measures to protect the secrecy, confidentiality and value of all of their Intellectual Property, except where failure to do so would not result in a Material Adverse Effect.

(xxv) Environmental Laws. Except as disclosed in the General Disclosure Package and the Prospectus or would not individually or in the aggregate be expected to result in a Material Adverse Effect, (i) the Company and its Subsidiaries (A) are in compliance with all applicable federal, state, local and foreign laws, rules, regulations, requirements, decisions and orders relating to the protection of human health or safety, the environment, hazardous or toxic substances or wastes, pollutants or contaminants (collectively, “Environmental Laws”), (B) have and are in compliance with all permits, licenses, certificates or other authorizations or approvals required under applicable Environmental Laws to conduct their respective businesses, and (C) have not received, and have no knowledge of any event or condition that would reasonably be expected to result in, any notice of any actual or potential liability or claim under or relating to any Environmental Laws and (ii) there are no costs or liabilities associated with Environmental Laws of or relating to the Company or its Subsidiaries.

(xxvi) Accounting Controls and Disclosure Controls. The Company and each of its Subsidiaries maintain effective internal control over financial reporting (as defined under Rule 13a-15 under the 1934 Act Regulations) sufficient to provide reasonable assurances that transactions are recorded as necessary to permit preparation of financial statements in conformity with IFRS. Except as disclosed in the General Disclosure Package and the Prospectus, the Company’s internal control over financial reporting is effective and the Company is not aware of any “material weaknesses” (each as defined by the Public Company Accounting Oversight Board) in its internal control over financial reporting, or any fraud, whether or not material, that involves management or other employees of the Company or its Subsidiaries who have a significant role in the Company’s internal controls; and since the end of the latest audited fiscal year, there has been no change in the Company’s internal control over financial reporting (whether or not remediated) that has materially affected, or is reasonably likely to materially affect, the Company’s internal control over financial reporting. The Company and each of its Subsidiaries maintain a system of disclosure controls and procedures (as defined in Rule 13a-15 under the 1934 Act Regulations) that are designed to ensure that information required to be disclosed by the Company in the reports that it files or submits under the 1934 Act is recorded, processed, summarized and reported, within the time periods specified in the Commission’s rules and forms, and is accumulated and communicated to the Company’s management, including its principal executive officer or officers and principal financial officer or officers, as appropriate, to allow timely decisions regarding disclosure; and such disclosure controls and procedures are effective in all material respects to perform the functions for which they were established.

(xxvii) Compliance with the Sarbanes-Oxley Act. There is and has been no failure on the part of the Company or any of the Company’s directors or officers, in their capacities as such, to comply in all material respects with any applicable provision of the Sarbanes-Oxley Act of 2002 and the rules and regulations promulgated in connection therewith, including Section 402 related to loans and Sections 302 and 906 related to certifications.

(xxviii) Information Technology. Except as would not result in a Material Adverse Effect: (i) the information technology systems, equipment and software used by the Company and its Subsidiaries in their business (the “IT Assets”) (A) are adequate for the operation of the business of the Company and its Subsidiaries as currently conducted; (B) operate and perform in accordance with their documentation and functional specifications and otherwise as required by the Company or its Subsidiary’s business as currently conducted and (C) are free of any viruses, “back doors,” “Trojan horses,” “time bombs,” “worms,” “drop dead devices” or other software or hardware components that are designed or intended to interrupt use of, permit unauthorized access to, or disable, damage or erase any software; (ii) the Company and its Subsidiaries have implemented commercially reasonable backup and disaster recovery technology processes consistent with applicable standard industry practices; and (iii) to the Company’s knowledge and except to the extent described in the Registration Statement, the Pricing Prospectus and the Prospectus, no person has gained unauthorized access to any IT Asset since the Company’s inception.

(xxix) Privacy. Except as would not result in a Material Adverse Effect: (i) with regard to their receipt, collection, handling, processing, sharing, transfer, usage, disclosure, interception, security, storage and disposal of all data and information that identifies or relates to a distinct individual, including without limitation IP addresses, mobile device identifiers, geolocation information and website usage activity data, or that is directly linked to such information (collectively, “Personal and Device Data”), the Company and its Subsidiaries have operated in a manner compliant with all applicable laws and regulations (including the European Union General Data Protection Regulation or “GDPR”) (“Privacy Legal Obligations”); (ii) the Company and its Subsidiaries have commercially reasonable policies and procedures consistent with applicable standard industry practices designed to ensure the Company and its Subsidiaries comply with such Privacy Legal Obligations; (iii) the Company and its Subsidiaries maintain commercially reasonable data security policies and procedures consistent with applicable standard industry practices designed to protect the confidentiality, security, and integrity of Personal and Device Data and to prevent unauthorized use of and access to Personal and Device Data; (iv) the Company and its Subsidiaries have commercially reasonable policies and procedures consistent with applicable standard industry practices and contractual obligations to require key applicable third parties to which they provide any Personal and Device Data to maintain the privacy and security of such Personal and Device Data and to comply with applicable Privacy Legal Obligations; and (v) to the Company’s knowledge, there has been no unauthorized access to, or use or disclosure of, Personal and Device Data maintained by or for the Company and its Subsidiaries.

(xxx) Payment of Taxes. The Company and its Subsidiaries have timely filed all United States federal income and other material tax returns that they were required by law to file (taking into account any valid extensions thereof), and all taxes required to be paid by the Company and each of its Subsidiaries that are due and payable have been paid, except for such taxes as are being contested in good faith by appropriate proceedings and as to which adequate reserves have been established by the Company and its Subsidiaries or except where the failure to pay such taxes would not have a Material Adverse Effect or Pro Forma Material Adverse Effect.

(xxxi) Insurance. The Company and its Subsidiaries carry or are entitled to the benefits of insurance, with financially sound and reputable insurers, in such amounts and covering such risks generally maintained by companies of established repute engaged in the same or similar business, and all such insurance is in full force and effect, except as would not result in a Material Adverse Effect. Neither the Company nor any of its Subsidiaries has received written notice from any insurer or agent of such insurer that capital improvements or other expenditures are required or necessary to be made in order to continue such insurance.

(xxxii) Investment Company Act. The Company is not required, and upon the issuance and sale of the Shares as herein contemplated and the application of the net proceeds therefrom as described in the General Disclosure Package and the Prospectus will not be required, to register as an “investment company” under the Investment Company Act of 1940, as amended.

(xxxiii) PFIC Status. The Company is not a Passive Foreign Investment Company (“PFIC”) within the meaning of Section 1297 of the United States Internal Revenue Code of 1986, as amended, for the taxable year ending December 31, 2019, and based on the Company’s current and expected assets, income and operations as described in the General Disclosure Package and the Prospectus, the Company believes that it is not likely to become a PFIC for the taxable year ending December 31, 2020.

(xxxiv) Absence of Manipulation. Neither the Company nor any Subsidiary or controlled affiliate of the Company nor, to the Company’s knowledge, any other affiliate of the Company, has taken or will take, directly or indirectly, any action which is designed to cause or result in, or which has constituted, the stabilization or manipulation of the price of any security of the Company to facilitate the sale or resale of the Shares.

(xxxv) Foreign Corrupt Practices Act. None of the Company, any of its Subsidiaries or, to the knowledge of the Company, any director, officer, agent, employee, affiliate or other person acting on behalf of the Company or any of its Subsidiaries is aware of or has taken any action, directly or indirectly, that would result in a violation by such persons of the Foreign Corrupt Practices Act of 1977, as amended, and the rules and regulations thereunder (the “FCPA”), including, without limitation, making use of the mails or any means or instrumentality of interstate commerce corruptly in furtherance of an offer, payment, promise to pay or authorization of the payment of any money, or other property, gift, promise to give, or authorization of the giving of anything of value to any “foreign official” (as such term is defined in the FCPA) or any foreign political party or official thereof or any candidate for foreign political office, in contravention of the FCPA and the Company. To the knowledge of the Company, its affiliates have conducted their businesses in material compliance with the FCPA and have instituted and maintain policies and procedures designed to ensure continued compliance therewith.

(xxxvi) Money Laundering Laws. The operations of the Company and its Subsidiaries are and have been conducted at all times in material compliance with applicable financial recordkeeping and reporting requirements of the Currency and Foreign Transactions Reporting Act of 1970, as amended, the Uniting and Strengthening America by Providing Appropriate Tools Required to Intercept and Obstruct Terrorism Act of 2001 (USA PATRIOT Act), the money laundering statutes of all jurisdictions, the rules and regulations thereunder and any related or similar rules, regulations or guidelines, issued, administered or enforced by any Governmental Entity (collectively, the “Money Laundering Laws”); and no action, suit or proceeding by or before any Governmental Entity involving the Company or any of its Subsidiaries with respect to the Money Laundering Laws is pending or, to the knowledge of the Company, threatened.

(xxxvii) OFAC. None of the Company, any of its Subsidiaries or, to the knowledge of the Company, any director, officer, agent or employee of the Company or any of its Subsidiaries is currently included on the List of Specially Designated Nationals and Blocked Persons (the “SDN List”) maintained by the Office of Foreign Assets Control of the U.S. Treasury Department (“OFAC”); and the Company will not directly or indirectly use the proceeds of the sale of the Shares, or lend, contribute or otherwise make available such proceeds to any of its Subsidiaries, joint venture partners or other person, for the purpose of financing the activities of any person currently included on the SDN List by OFAC. None of the Company, any of its Subsidiaries or, to the knowledge of the Company, any director, officer, agent, employee or affiliate of the Company or its Subsidiaries is currently the subject of any applicable sanctions administered or enforced by the U.S. Government, including, without limitation, OFAC, or the U.S. Department of State and including, without limitation, the designation as a “specially designated national” or “blocked person,” the European Union, Her Majesty’s Treasury, the United Nations Security Council, or other relevant sanctions authority (collectively, “Sanctions”); nor is any of the Company or its Subsidiaries located, organized, or resident in a country or territory that is the subject or target of Sanctions.

(xxxviii) Brokerage Commissions. Neither the Company nor any of its Subsidiaries is a party to any contract, agreement or understanding with any person (other than this Agreement) that could reasonably be expected to give rise to a valid claim against the Company or any of its Subsidiaries or the Underwriter for a brokerage commission, finder’s fee or like payment in connection with the offering and sale of the Shares.

(xxxix) Exchange Rules. Except as described in the General Disclosure Package or the Prospectus, the Company is, and after giving effect to the sale of Shares to the Underwriter will be, in compliance in all material respects with all applicable corporate governance requirements set forth in the rules and regulations of The Nasdaq Capital Market (“Nasdaq”). No approval of shareholders of the Company under the rules and regulations of Nasdaq is required for the Selling Shareholders to deliver the Shares to the Underwriter.

(xl) Six Month Period Prior to Offering. Except as described in the General Disclosure Package, the Company has not sold, issued or distributed any securities during the six-month period preceding the date hereof, including any sales pursuant to Rule 144A under, or Regulation D or S of, the 1933 Act, other than shares issued pursuant to employee benefit plans, qualified stock option plans or other employee or consultant compensation plans or pursuant to outstanding options, restricted stock units, rights or warrants.

(xli) Related Party Transactions. No relationship, direct or, to the Company’s knowledge, indirect, exists between or among any of the Company or any affiliate of the Company, on the one hand, and any director, officer, member, shareholder, customer or supplier of the Company or any affiliate of the Company, on the other hand, which is required by the 1933 Act to be disclosed in a registration statement on Form F-1 which is not so disclosed in the Registration Statement. Except as otherwise disclosed in the Registration Statement, there are no outstanding loans, advances (except advances for business expenses in the ordinary course of business) or guarantees of indebtedness by the Company or any affiliate of the Company to or for the benefit of any of the officers or directors of the Company or any affiliate of the Company or any of their respective family members.

(xlii) Emerging Growth Company. The Company is an “emerging growth company” as defined in Section 2(a)(19) of the Act (an “Emerging Growth Company”).

(xliii) Statements. The statements set forth in the Pricing Prospectus and the Prospectus under the caption “Description of Share Capital,” “Tax Considerations,” “Comparison of Delaware Law and Bermuda Law,” “Certain Relationships and Related Party Transactions,” “Cautionary Statement on Service of Process and The Enforcement of Civil Liabilities,” “Risk Factors – We are a Bermuda Company and it may be difficult for you to enforce judgments against us or certain of our directors or officers,” “Risk Factors – Our bye-laws restrict shareholders from bringing legal action against our officers and directors,” “Management—Executive Officer Compensation and Employment Agreements,” and “Shares Eligible for Future Sale,” insofar as they purport to constitute a summary of the terms of the Shares or describe the provisions of legal matters, laws, legal conclusions, statutes and regulations and documents referred to therein, are accurate, complete and fair in all material respects.

(xliv) Immunity. None of the Company or any of its Subsidiaries or their respective properties or assets has immunity under Bermuda, U.S. federal or New York state law from any legal action, suit or proceeding, from the giving of any relief in any such legal action, suit or proceeding, from set-off or counterclaim, from the jurisdiction of any Bermuda, U.S. federal or New York state court, from service of process, attachment upon or prior to judgment, or attachment in aid of execution of judgment, or from execution of a judgment, or other legal process or proceeding for the giving of any relief or for the enforcement of a judgment, in any such court with respect to their respective obligations, liabilities or any other matter under or arising out of or in connection herewith; and, to the extent that the Company or any of its Subsidiaries or any of its properties, assets or revenues may have or may hereafter become entitled to any such right of immunity in any such court in which proceedings arising out of, or relating to the transactions contemplated by this Agreement, may at any time be commenced, the Company has, pursuant to Section 19, waived, and it will waive, or will cause its Subsidiaries to waive, such right to the extent permitted by law.

(xlv) Jurisdiction. Any final judgment for a fixed or determined sum of money rendered by any U.S. federal or New York state court located in the State of New York having jurisdiction under its own laws in respect of any suit, action or proceeding against the Company based upon this Agreement would be declared enforceable against the Company by the courts of Bermuda, without reconsideration or reexamination of the merits. The choice of laws of the State of New York as the governing law of this Agreement is a valid choice of law under the laws of Bermuda and will be honored by the courts of the Bermuda, subject to the restrictions described under the caption “Cautionary Statement on Service of Process and The Enforcement of Civil Liabilities” in the Registration Statement, the General Disclosure Package and the Prospectus. The Company has the power to submit, and pursuant to Section 19, has legally, validly, effectively and irrevocably submitted, to the personal jurisdiction of each New York state and United States federal court sitting in the City of New York and has validly and irrevocably waived any objection to the laying of venue of any suit, action or proceeding brought in such court. The legality, validity, enforceability or admissibility into evidence of any of the Registration Statement, the General Disclosure Package, the Prospectus, this Agreement or the Shares in any jurisdiction in which the Company is organized or does business is not dependent upon such document being submitted into, filed or recorded with any court or other authority in any such jurisdiction on or before the date hereof or that any tax be paid in any such jurisdiction on or in respect of any such document. A holder of the Shares and the Underwriter are each entitled to sue as plaintiff in the court of the jurisdiction of formation and domicile of the Company for the enforcement of their respective rights under this Agreement and the Shares and such access to such courts will not be subject to any conditions which are not applicable to residents of such jurisdiction or a company incorporated in such jurisdiction.

(xlvi) Indemnification. The indemnification and contribution provisions set forth in Section 7 do not contravene Bermuda law or public policy.

(xlvii) Foreign Private Issuer. The Company is a “foreign private issuer” as defined in Rule 405 under the Act.

(xlviii) Acquisition. The Coolbet Definitive Agreement has been duly authorized, executed and delivered by, and is a valid and binding agreement of the Company, enforceable against the Company in accordance with its terms, and to the knowledge of the Company, the Coolbet Definitive Agreement has been duly authorized, executed and delivered by, and is a valid and binding agreement of the parties thereto, enforceable against such in accordance with its terms, except as the enforcement thereof may be subject to (i) applicable bankruptcy, insolvency, reorganization, moratorium or other similar laws now or thereafter in effect relating to creditors’ rights generally and (ii) general principles of equity (regardless of whether enforcement is considered in a proceeding in equity or law). The Company expects that the transaction contemplated by the Coolbet Definitive Agreement will be consummated in all material respects on the terms and by the date and as contemplated by the Coolbet Definitive Agreement and the description thereof set forth in the General Disclosure Package and the Prospectus.

(xlix) Statistical and Market-Related Data. Any statistical and market-related data included in the General Disclosure Package or the Prospectus are based on or derived from sources that the Company reasonably and in good faith believes are reliable and accurate and such data agree with the sources from which they are derived.

(b) Representations and Warranties by the Selling Shareholders. Each of the Selling Shareholders, severally and not jointly, represents and warrants to the Underwriter as of the Applicable Time (as defined below) and the Closing Date, and agrees with the Underwriter, as follows:

(i) Valid Title to Shares. Such Selling Shareholder has or will upon exercise of options issued by the Company, and on the Closing Date hereinafter mentioned will have valid and unencumbered title to, or a valid “security entitlement” within the meaning of Section 8-501 of the New York Uniform Commercial Code in respect of, the Shares to be delivered by such Selling Shareholder on the Closing Date and has the legal right, power and authority to enter into this Agreement and to sell, assign, transfer and deliver the Shares to be delivered by such Selling Shareholder under this Agreement on the Closing Date hereunder free and clear of all liens, encumbrances, equities or claims arising under this Agreement.

(ii) Authority. Such Selling Shareholder has, and on the Closing Date will have, full legal right, power and authority, and all authorization and approval required by law, to enter into (a) this Agreement, (b) the Custody Agreement signed by such Selling Shareholder and Continental Stock Transfer & Trust, as custodian (the “Custodian”), relating to the deposit of the Shares to be sold by such Selling Shareholder (the “Custody Agreement”) and (c) the Irrevocable Power of Attorney of Selling Shareholder appointing certain individuals named therein as such Selling Shareholder’s attorney-in-fact (the “Attorney”) to the extent set forth therein relating to the transactions contemplated hereby and by the Prospectus (the “Power of Attorney”) to sell, assign, transfer and deliver the Shares to be sold by such Selling Shareholder in the manner provided herein. If an individual, such Selling Shareholder is at least 18 years of age.

(iii) Enforceability. Each of this Agreement, the Custody Agreement and Power of Attorney of such Selling Shareholder has been duly authorized, executed and delivered by such Selling Shareholder and is a valid and binding agreement of such Selling Shareholder, enforceable as to such Selling Shareholder in accordance with its terms, except to the extent enforceability may be limited by (i) the application of bankruptcy, reorganization, insolvency and other laws affecting creditors’ rights generally, (ii) equitable principles being applied at the discretion of a court before which a proceeding may be brought and (iii) except as rights to indemnity and contribution hereunder may be limited by federal or state securities laws. Pursuant to such Power of Attorney, such Selling Shareholder has, among other things, authorized the Attorneys, or any one of them, to execute and deliver on such Selling Shareholder’s behalf this Agreement and any other document that they, or any one of them, may deem necessary or desirable in connection with the transactions contemplated hereby and thereby and to deliver the Shares to be sold by such Selling Shareholder pursuant to this Agreement.

(iv) Absence of Further Requirements. No consent, approval, authorization or order of, or filing with, any third party (including any governmental agency or body or any court) is required to be obtained or made by such Selling Shareholder for the consummation of the transactions contemplated by this Agreement, the Custody Agreement and the Power of Attorney in connection with the sale of the Shares sold by the Selling Shareholder, except as expressly contemplated hereby and such as have been obtained and made under the Act and such as may be required under state securities laws.

(v) Absence of Defaults and Conflicts Resulting from Transaction. The execution, delivery and performance of this Agreement, the Custody Agreement and the Power of Attorney and the consummation of the transactions therein contemplated will not result in a breach or violation of any of the terms and provisions of, or constitute a default under, any indenture, mortgage, deed of trust, loan agreement or other agreement or instrument to which such Selling Shareholder is a party or by which such Selling Shareholder is bound or which any of the property or assets of such Selling Shareholder is subject, except for such conflicts, breaches, violations or defaults that would not, individually or in the aggregate, reasonably be expected to result in a material adverse effect upon the ability of such Selling Shareholder to consummate the transactions contemplated by this Agreement; nor will such action result in any violation of any statute or any order, rule or regulation of any court or governmental agency or body having jurisdiction over such Selling Shareholder or any of his respective properties, except where such violations would not, individually or in the aggregate, reasonably be expected to result in a material adverse effect upon the ability of such Selling Shareholder to consummate the transactions contemplated by this Agreement, the Custody Agreement and the Power of Attorney.

(vi) Compliance with Securities Act Requirements. (i) (A) At the time the Registration Statement initially became effective, (B) at the Effective Time relating to the Shares and (C) on the Closing Date, the Registration Statement did not and will not include any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary to make the statements therein not misleading and (ii) (A) on its date, (B) at the time of filing the Prospectus pursuant to Rule 424(b) and (C) on the Closing Date, the Prospectus will not include any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary to make the statements therein not misleading. The preceding sentence applies only to the Selling Shareholder Information furnished by such Selling Shareholder.

(vii) No Undisclosed Material Information. The sale of the Shares by such Selling Shareholder pursuant to this Agreement is not prompted by any material information known to such Selling Shareholder concerning the Company or any of its subsidiaries that is not set forth in the General Disclosure Package.

(viii) Authorization of Agreement. This Agreement has been duly authorized (as applicable), executed and delivered by such Selling Shareholder.

(ix) Absence of Manipulation. Such Selling Shareholder has not taken, directly or indirectly, any action that is designed to or that has constituted or that would reasonably be expected to cause or result in any stabilization or manipulation of the price of the Shares.

(x) No Finder’s Fee. There are no contracts, agreements, or understandings between such Selling Shareholder and any person that would give rise to a valid claim against such Selling Shareholder or the Underwriter for a brokerage commission, finder’s fee or other like payment in connection with the sale of the Shares (other than this Agreement).

(xi) No Conflict with Sanctions Laws. Such Selling Shareholder is not (i) the subject or target of any Sanctions, (ii) located, organized or resident in a Sanctioned Country or (iii) a Person on the list of “Specially Designated Nationals and Blocked Persons” or any other Sanctions-related list. Such Selling Shareholder will not, directly or indirectly, use the proceeds of the offering, or lend, contribute or otherwise make available such proceeds to any subsidiary, joint venture partner or other person, (i) to fund or facilitate any activities of or business with any Person that, at the time of such funding or facilitating, is the subject or target of Sanctions, or is located, organized or resident in a Sanctioned Country, or (ii) in any other manner that will result in a violation by any Person (including any Person participating in the offering, whether as underwriter, advisor, investor or otherwise) of Sanctions.

(c) Certificates. Any certificate signed by any officer of the Company or any of its Subsidiaries or any Selling Shareholder that is delivered to the Underwriter or to counsel for the Underwriter shall be deemed a representation and warranty by the Company or such Selling Shareholder, as applicable, to the Underwriter as to the matters covered thereby.

SECTION 4. Covenants of the Company. The Company covenants with the Underwriter as follows:

(a) Compliance with Securities Regulations and Commission Requests. The Company, subject to Section 3(b), will notify the Underwriter promptly, and confirm the notice in writing, (i) when any post-effective amendment to the Registration Statement shall become effective or any amendment or supplement to the Prospectus shall have been filed, (ii) of the receipt of any comments from the Commission, (iii) of any request by the Commission for any amendment to the Registration Statement or any amendment or supplement to the Prospectus, including any document incorporated by reference therein or for additional information, (iv) of the issuance by the Commission of any stop order suspending the effectiveness of the Registration Statement or any post-effective amendment thereto or of any order preventing or suspending the use of any preliminary prospectus or the Prospectus, or of the suspension of the qualification of the Shares for offering or sale in any jurisdiction, or of the initiation or threatening of any proceedings for any of such purposes or of any examination pursuant to Section 8(e) of the 1933 Act concerning the Registration Statement and (v) if the Company becomes the subject of a proceeding under Section 8A of the 1933 Act in connection with the offering of the Shares. The Company will effect all filings required under Rule 424(b), in the manner and within the time period required by Rule 424(b) (without reliance on Rule 424(b)(8)), and will take such steps as it deems necessary to ascertain promptly whether the form of prospectus transmitted for filing under Rule 424(b) was received for filing by the Commission and, in the event that it was not, it will promptly file such prospectus. The Company will make every reasonable effort to prevent the issuance of any stop order, prevention or suspension and, if any such order is issued, to obtain the lifting thereof at the earliest possible moment.

(b) Continued Compliance with Securities Laws. The Company will comply with the 1933 Act, the 1933 Act Regulations, the 1934 Act and the 1934 Act Regulations so as to permit the completion of the distribution of the Shares as contemplated in this Agreement and in the General Disclosure Package and the Prospectus. If at any time when a prospectus relating to the Shares is (or, but for the exception afforded by Rule 172 of the 1933 Act Regulations (“Rule 172”), would be) required by the 1933 Act to be delivered in connection with sales of the Shares, any event shall occur or condition shall exist as a result of which it is necessary, in the opinion of counsel for the Underwriter or for the Company, to (i) amend the Registration Statement in order that the Registration Statement will not include an untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein not misleading, (ii) amend or supplement the General Disclosure Package or the Prospectus in order that the General Disclosure Package or the Prospectus, as the case may be, will not include any untrue statement of a material fact or omit to state a material fact necessary in order to make the statements therein not misleading in the light of the circumstances existing at the time it is delivered to a purchaser or (iii) amend the Registration Statement or amend or supplement the General Disclosure Package or the Prospectus, as the case may be, in order to comply with the requirements of the 1933 Act or the 1933 Act Regulations, the Company will promptly (A) give the Underwriter notice of such event, (B) prepare any amendment or supplement as may be necessary to correct such statement or omission or to make the Registration Statement, the General Disclosure Package or the Prospectus comply with such requirements and, a reasonable amount of time prior to any proposed filing or use, furnish the Underwriter with copies of any such amendment or supplement and (C) file with the Commission any such amendment or supplement; provided that the Company shall consider in good faith any comments received by the Underwriter or counsel for the Underwriter to any such amendment or supplement. The Company will furnish to the Underwriter such number of copies of such amendment or supplement as the Underwriter may reasonably request. The Company will give the Underwriter notice of its intention to make any filing under the 1934 Act or the 1934 Act Regulations prior to the Closing Date and will use commercially reasonable efforts to furnish the Underwriter with copies of any such documents a reasonable amount of time prior to such proposed filing, as the case may be, and will consider in good faith any comments received by the Underwriter or counsel for the Underwriter to such documents.

(c) Delivery of Registration Statements. To the extent not available through EDGAR, the Company will furnish or deliver to the Underwriter and counsel for the Underwriter, without charge, upon request, (i) copies of the Registration Statement as originally filed and each amendment thereto (including exhibits filed therewith or incorporated by reference therein and documents incorporated or deemed to be incorporated by reference therein) and (ii) copies of all consents and certificates of experts.

(d) Delivery of Prospectuses. The Company has delivered to the Underwriter, without charge, as many copies of each Preliminary Prospectus as the Underwriter reasonably requested, and the Company hereby consents to the use of such copies for purposes permitted by the 1933 Act. The Company will furnish to the Underwriter, without charge, during the period when a prospectus relating to the Shares is (or, but for the exception afforded by Rule 172, would be) required to be delivered under the 1933 Act, such number of copies of the Prospectus (as amended or supplemented) as the Underwriter may reasonably request.

(e) Blue Sky Qualifications. The Company will take promptly from time to time such actions as the Underwriter may reasonably request to qualify the Shares for offering and sale under the securities or Blue Sky laws of such jurisdictions (domestic or foreign) as the Underwriter may designate and continue such qualifications in effect, and comply with such laws, for so long as required to permit the offer and sale of Shares in such jurisdictions; provided that the Company and its Subsidiaries shall not be obligated to (i) qualify as foreign corporations in any jurisdiction in which they are not so qualified, (ii) to file a general consent to service of process in any jurisdiction or (iii) subject themselves to taxation in any such jurisdiction if they are not otherwise so subject. The parties acknowledge and agree that to the extent that the Shares qualify as Covered Securities (as defined under Section 18 of the 1933 Act), no such actions shall be required with respect to the qualification of the Shares in any state.

(f) Rule 158. The Company will timely file such reports pursuant to the Exchange Act as are necessary in order to make generally available to its securityholders as soon as practicable an earnings statement for the purposes of, and to provide to the Underwriter the benefits contemplated by, the last paragraph of Section 11(a) of the 1933 Act; provided, that the Company will be deemed to have furnished such statement to its security holders to the extent it is filed on EDGAR.

(g) Listing. The Company will use its reasonable best efforts to maintain the listing of the Shares on Nasdaq.

(h) FINRA Filing. The Company will cooperate and assist the Underwriter, if requested by the Underwriter, with any information or documentation requested by FINRA in connection with obtaining the necessary clearance from FINRA.

(i) Reporting Requirements. The Company, during the period when a prospectus relating to the Shares is (or, but for the exception afforded by Rule 172, would be) required to be delivered under the 1933 Act, will file all documents required to be filed with the Commission pursuant to the 1934 Act within the time periods required by the 1934 Act and 1934 Act Regulations.

(j) Issuer Free Writing Prospectuses. The Company agrees that, unless it obtains the prior written consent of the Representative, it will not make any offer relating to the Shares that would constitute an Issuer Free Writing Prospectus or that would otherwise constitute a Free Writing Prospectus, or a portion thereof, required to be filed by the Company with the Commission or retained by the Company under Rule 433; provided, that the Underwriter will be deemed to have consented to the Issuer Free Writing Prospectuses listed on Schedule B hereto, if any, and any “road show that is a written communication” within the meaning of Rule 433(d)(8)(i) that has been reviewed by the Representative. The Company represents that it has treated or agrees that it will treat each such free writing prospectus consented to, or deemed consented to, by the Underwriter as an “issuer free writing prospectus,” as defined in Rule 433, and that it has complied and will comply with the applicable requirements of Rule 433 with respect thereto, including timely filing with the Commission where required, legending and record keeping. If at any time following issuance of an Issuer Free Writing Prospectus there occurred or occurs an event or development as a result of which such Issuer Free Writing Prospectus conflicted or would conflict with the information contained in the Registration Statement or included or would include an untrue statement of a material fact or omitted or would omit to state a material fact necessary in order to make the statements therein, in the light of the circumstances existing at that subsequent time, not misleading (other than with respect to the Underwriter Information), the Company will promptly notify the Underwriter and will promptly amend or supplement, at its own expense, such Issuer Free Writing Prospectus to eliminate or correct such conflict, untrue statement or omission.

(k) 462(b). If the Company elects to rely upon Rule 462(b), the Company shall file a Rule 462(b) Registration Statement with the Commission in compliance with Rule 462(b) by 10:00 p.m., Washington, D.C. time, on the date of this Agreement, and the Company shall at the time of filing either pay to the Commission the filing fee for the Rule 462(b) Registration Statement or give irrevocable instructions for the payment of such fee pursuant to Rule 111(b) under the 1933 Act.

(l) Communications Prior to Closing. Prior to the Applicable Time and any Closing Date or Option Closing Date, the Company will not issue any press release or other communication directly or indirectly or hold any press conference with respect to the Company, its condition, financial or otherwise, or earnings, business affairs or business prospects (except for routine oral marketing communications in the ordinary course of business and consistent with the past practices of the Company and of which the Underwriter is notified), without the prior written consent of the Representative, not to be unreasonably withheld, conditioned or delayed, unless in the judgment of the Company and its counsel, and after notification to the Representative, such press release or communication is required by law or applicable stock exchange rules.

(m) Use of Proceeds. The Company will use the net proceeds received by it from the sale of the Shares pursuant to this Agreement in the manner specified in the Pricing Prospectus under the caption “Use of Proceeds.”

(n) License. Upon reasonable request of the Underwriter in writing, to furnish, or cause to be furnished, to such Underwriter an electronic version of the Company’s trademarks, servicemarks and corporate logo for use on the website, if any, operated by such Underwriter for the purpose of facilitating the on-line offering of the Shares (the “License”); provided, however, that the License shall be used solely for the purpose described above, is granted without any fee and may not be assigned, transferred or sub-licensed.

(o) Emerging Growth Company Status Change. The Company will promptly notify you if it ceases to be an Emerging Growth Company at any time prior to the later of (i) completion of the distribution of the Shares within the meaning of the Act and (ii) the last Closing.

(p) Form 20-F. To file with the Commission such information on Form 20-F as may be required by Rule 463 under the Act, as applicable.

(q) Company Lock-Up. For a period commencing on the date hereof and ending on the 90th day after the date of the Prospectus (the “Lock-Up Period”), the Company agrees not to, directly or indirectly, without the prior written consent of the Representative, (1) offer for sale, sell, pledge or otherwise dispose of (or enter into any transaction or device that is designed to, or would be reasonably expected to, result in the disposition by any person at any time in the future of) any Ordinary Shares or securities convertible into or exchangeable for Ordinary Shares or sell or grant options, rights or warrants with respect to any Ordinary Shares or securities convertible into or exchangeable for Ordinary Shares, (2) enter into any swap or other derivatives transaction that transfers to another, in whole or in part, any of the economic benefits or risks of ownership of such Ordinary Shares, whether any such transaction described in clause (1) or (2) above is to be settled by delivery of Ordinary Shares or other securities, in cash or otherwise, (3) file or cause to be filed a registration statement, including any amendments, with respect to the registration under the Securities Act for the offer and sale by the Company of any Ordinary Shares or securities convertible, exercisable or exchangeable into Ordinary Shares or any other securities of the Company or (4) publicly disclose the intention to do any of the foregoing. The restrictions contained in the preceding sentence shall not apply to any one or more of the following: (A) the Ordinary Shares to be sold hereunder and any post-effective amendments to the Registration Statement filed consistent with the terms of this Agreement; (B) the issuance of Ordinary Shares, restricted stock units, options to purchase Ordinary Shares or units pursuant to employee benefit plans, qualified stock option plans or other employee compensation plans in effect on the date of this Agreement or described in the Pricing Prospectus and the Prospectus or pursuant to currently outstanding restricted stock units, options, warrants or rights; (C) the filing by the Company of any registration statement on Form S-8 or a successor form thereto relating to the Ordinary Shares or any securities convertible into or exercisable or exchangeable for Ordinary Shares granted pursuant to or reserved for issuance under an employee benefit plan, qualified stock option plan or other employee compensation plan described in the Pricing Prospectus and the Prospectus; (D) the issuance of Ordinary Shares in connection with the acquisition of the business, property or assets of, or a majority or controlling portion of the equity of, or a business combination, a joint venture, commercial relationship or other strategic transaction with, another entity in connection with such transaction by the Company or any of its Subsidiaries; provided, that the aggregate number of securities (on an as-converted, as-exercised or as-exchanged basis) issued or issuable pursuant to this clause (D) does not exceed 10% of the number of Ordinary Shares outstanding immediately after the offering of the Shares pursuant to this Agreement determined on a fully-diluted basis; provided, further, that each recipient of securities pursuant to this clause (D) will execute a lock-up agreement substantially in the form of Exhibit A hereto with respect to the remaining portion of the Lock-Up Period; or (E) the issuance of Ordinary Shares in connection with the Acquisition.

On or prior to the date hereof, each officer, director and shareholder of the Company set forth on Schedule C has executed and delivered to the Underwriter, prior to the Closing Date, a letter or letters, substantially in the form of Exhibit A hereto (the “Lock-Up Agreements”). The Company will enforce the terms of each Lock-Up Agreement and issue stop-transfer instructions to the transfer agent for the Ordinary Shares with respect to any transaction or contemplated transaction that would constitute a breach of or default under the applicable Lock-Up Agreement.

SECTION 5. Covenants of the Selling Shareholders. The Selling Shareholders, severally and not jointly, covenant with the Underwriter as follows:

(a) Lock-Up Agreements. Each Selling Shareholder will execute and deliver a Lock-Up Agreement prior to the effectiveness of the Registration Statement.

(b) Transfer Taxes. Each Selling Shareholder hereby agrees that (i) it will pay any transfer taxes, if applicable, on the sale by such Selling Shareholder of Shares to the Underwriter and (ii) the Custodian is authorized to deduct for such payment any such amounts from the proceeds to such Selling Shareholder hereunder and to hold such amounts for the account of such Selling Shareholder with the Custodian under the Custody Agreement.

(c) IRS Forms. The Selling Shareholders shall deliver to the Underwriter, prior to or at the Closing Date, a properly completed and signed IRS Form W-8 or IRS Form W-9, as appropriate, together with all required attachments to such form.

SECTION 6. Payment of Expenses.

(a) Expenses. The Company will pay or cause to be paid all expenses incident to the performance of its obligations under this Agreement, including (i) the printing and delivery of the Registration Statement (including financial statements and exhibits) as originally filed and each amendment thereto, (ii) the preparation, issuance and delivery of the Shares to the Underwriter, including any stock or other transfer taxes and any stamp or other duties payable upon the sale, issuance or delivery of the Shares to the Underwriter, (iii) the fees, disbursements and expenses of the Company’s counsel, accountants and other advisors, (iv) the qualification of the Shares under securities laws in accordance with the provisions of Section 4(e) hereof, including filing fees and the reasonable, fees and disbursements of counsel for the Underwriter in connection therewith and in connection with the preparation of the Blue Sky survey and any supplement thereto, (v) all fees and expenses in connection with listing the Shares on Nasdaq, (vi) the filing fees incident to, and the fees and disbursements of counsel for the Underwriter in connection with, any required review by FINRA of the terms of the sale of the Shares, (vii) the preparation, filing, printing and delivery to the Underwriter of copies of each Preliminary Prospectus, each Issuer Free Writing Prospectus and the Prospectus and any amendments or supplements thereto, (viii) the fees and expenses of any transfer agent or registrar or depositary for the Shares, (ix) the costs and expenses relating to investor presentations on any “road show” undertaken in connection with the marketing of the Shares, including without limitation, expenses associated with the production of road show slides and graphics, communication and electronic marketing expenses, the fees and expenses of any consultants engaged in connection with the road show presentations, reasonable travel and lodging expenses of the Company and the Underwriter, and, the cost of aircraft and other transportation (including ground transportation) chartered in connection with the road show, in each case, whether paid directly by the Company or paid by the Underwriter on behalf of the Company, (x) all costs of background investigations, (xi) the reasonable, out-of-pocket, accountable and bona fide fees and expenses of the Underwriter, including the fees, disbursements and expenses of counsel to the Underwriter, in each case to the extent permitted by, and subject to, FINRA Rule 5110(c); provided, however, that any costs and expenses of the Underwriter may not exceed $100,000 in the aggregate (“Expense Cap”); provided, that expenses incurred by the Underwriter on behalf of the Company pursuant to clause (ix) will not be included in the Expense Cap, and (xii) all other reasonable, out-of-pocket, accountable and bona fide costs and expenses incident to the performance of its obligations hereunder which are not otherwise specifically provided for in this Section 6.

(b) Termination of Agreement. If this Agreement is terminated by the Underwriter in accordance with the provisions of Section 7, Section 11(a)(i) or (iii), or Section 12 hereof, the Company shall reimburse the Underwriter for all of their reasonable, out-of-pocket, accountable and bona fide expenses, including the reasonable fees and disbursements of counsel for the Underwriter.

SECTION 7. Conditions of Underwriter’s Obligations. The obligations of the Underwriter hereunder is subject to the accuracy, when made and as of the Applicable Time and as of the Closing Date or any Option Closing Date, of the representations and warranties of the Company contained herein, to the performance by the Company and the Selling Shareholders in all material respects of their respective covenants and other obligations hereunder, and to the following further conditions:

(a) Effectiveness of Registration Statement. The Registration Statement has become effective and, at the Closing Date or any Option Closing Date, as applicable, no stop order suspending the effectiveness of the Registration Statement or any post-effective amendment thereto has been issued under the 1933 Act, no order preventing or suspending the use of any Preliminary Prospectus or the Prospectus has been issued and no proceedings for any of those purposes have been instituted or are pending or, to the Company’s knowledge, threatened; and, to the Company’s knowledge, the Company has complied, to the Commission’s satisfaction, with each request (if any) from the Commission for additional information.

(b) Opinion of Counsel and Negative Assurance Letter for Company.

(i) At the Closing Date and in connection with any Option Closing Date, as applicable, the Underwriter shall have received the opinion and negative assurance letter, dated the Closing Date or such Option Closing Date, as applicable, of Sheppard, Mullin, Richter & Hampton LLP, U.S. counsel for the Company, substantially in the form agreed to amongst the parties;

(ii) At the Closing Date and in connection with any Option Closing Date, as applicable, the Underwriter shall have received the opinion and negative assurance letter, dated the Closing Date or such Option Closing Date, as applicable, of Walkers (Bermuda) Limited, Bermuda counsel for the Company, substantially in the form agreed to amongst the parties; and

(iii) At the Closing Date and in connection with any Option Closing Date, as applicable, the Underwriter shall have received the opinion, dated the Closing Date or such Option Closing Date, as applicable, of Sheppard, Mullin, Richter & Hampton LLP, counsel for the Selling Shareholders, substantially in the form agreed to amongst the parties.

(c) Opinion of Underwriter’s Counsel. At the Closing Date and in connection with any Option Closing Date, as applicable, the Underwriter shall have received the opinion and negative assurance letter, dated the Closing Date or such Option Closing Date, as applicable, of The NBD Group, Inc., counsel for the Underwriter.

(d) Officers’ Certificate. At the Closing Date and in connection with any Option Closing Date, as applicable, there shall not have been, since the date hereof or since the respective dates as of which information is given in the General Disclosure Package or the Prospectus, any Material Adverse Effect, and the Underwriter shall have received (A) a certificate of the Chief Executive Officer or the President of the Company and of the chief financial or chief accounting officer of the Company, dated the Closing Date or any Option Closing Date, as applicable, that (i) there has been no Material Adverse Effect, (ii) the representations and warranties of the Company in this Agreement are true and correct with the same force and effect as though expressly made at and as of the Closing Date or such Option Closing Date, as applicable, and (iii) the Company has complied in all material respects with all agreements and satisfied all conditions on its part to be performed or satisfied at or prior to the Closing Date or Option Closing Date, as applicable, and (B) of each of the Selling Shareholders confirming that the representations and warranties of such Selling Shareholders in this Agreement are true and correct as of the Closing Date or Option Closing Date, as applicable, and that such Selling Shareholder has complied in all material respects with all agreements and satisfied all conditions on its part to be performed or satisfied hereunder at or prior to the Closing Date or Option Closing Date, as applicable.

(e) Auditor Comfort Letters.

(i) At the execution of this Agreement, the Underwriter shall have received from BDO LLP letters, dated such date, in form and substance satisfactory to the Underwriter, a letter containing statements and information of the type ordinarily included in accountants’ “comfort letters” to underwriters with respect to the financial statements and certain financial information contained in the Registration Statement, the General Disclosure Package and the Prospectus.

(ii) At the execution of this Agreement, the Underwriter shall have received from Grant Thornton LLP letters, dated such date, in form and substance satisfactory to the Underwriter, a letter containing statements and information of the type ordinarily included in accountants’ “comfort letters” to underwriters with respect to the financial statements and certain financial information regarding Coolbet contained in the Registration Statement, the General Disclosure Package and the Prospectus.

(f) Bring-down Comfort Letters.

(i) At the Closing Date and any Option Closing Date, as applicable, the Underwriter shall have received from BDO LLP letters, dated as of the Closing Date or such Option Closing Date, as applicable, to the effect that they reaffirm the statements made in the letters furnished pursuant to subsection (e)(i) of this Section, except that the specified date referred to shall be a date not more than three business days prior to the Closing Date or such Option Closing Date.

(ii) At the Closing Date and any Option Closing Date, as applicable, the Underwriter shall have received from Grant Thornton LLP letters, dated as of the Closing Date or such Option Closing Date, as applicable, to the effect that they reaffirm the statements made in the letters furnished pursuant to subsection (e)(ii) of this Section, except that the specified date referred to shall be a date not more than three business days prior to the Closing Date or such Option Closing Date.

(g) Lock-Up Agreements. At or prior to the execution of this Agreement, the Underwriter shall have received the written Lock-Up Agreements substantially in the form attached as Exhibit A from each of the Company’s officers, directors and shareholders (including the Selling Shareholders) listed in Schedule C.

(h) FINRA No Objections. FINRA shall have raised no objection to the fairness and reasonableness of the underwriting terms and arrangements.

(i) Exchange Listing. The Shares to be delivered on the Closing Date and any Option Closing Date have been approved for listing on Nasdaq, subject to official notice of issuance.

(j) Chief Financial Officer’s Certificate. At the Closing Date and any Option Closing Date, as applicable, the Underwriter shall have received a certificate, dated as of the Closing Date or such Option Closing Date, as applicable, signed by the Chief Financial Officer of the Company with respect to certain financial data contained in the Registration Statement, the General Disclosure Package and the Prospectus, providing “management comfort” with respect to such financial information, in form and substance reasonably satisfactory to the Representative.

(k) Additional Documents. At the Closing Date and any Option Closing Date, counsel for the Underwriter shall have been furnished with such documents and opinions as they may reasonably require for the purpose of enabling them to pass upon the issuance and sale of the Shares as herein contemplated, or in order to evidence the accuracy of any of the representations or warranties, or the fulfillment of any of the conditions, herein contained.

(l) Termination of Agreement. If any condition specified in this Section shall not have been fulfilled when and as required to be fulfilled, this Agreement may be terminated by the Underwriter by notice to the Company at any time at or prior to Closing Date or any Option Closing Date and such termination shall be without liability of any party to any other party except as provided in Section 6 and except that Sections 8, 9, 10, 16 and 17 shall survive any such termination and remain in full force and effect.

SECTION 8. Indemnification.

(a) Indemnification of Underwriter. The Company agrees to indemnify and hold harmless the Underwriter and its affiliates (as such term is defined in Rule 501(b) under the 1933 Act (each, an “Affiliate”)), directors and officers and each person, if any, who controls such Underwriter within the meaning of Section 15 of the 1933 Act or Section 20 of the 1934 Act (each, an “Indemnified Party”) from and against any and all loss, liability, claim, damage and expense (to the extent documented and reasonably incurred) whatsoever, as incurred, arising out of or based on any untrue statement or alleged untrue statement of a material fact contained in the Registration Statement (or any amendment thereto), or the omission or alleged omission therefrom of a material fact required to be stated therein or necessary to make the statements therein not misleading, or arising out of any untrue statement or alleged untrue statement of a material fact included in any Preliminary Prospectus, any Issuer Free Writing Prospectus or the Prospectus (or any amendment or supplement thereto), or the omission or alleged omission therefrom of a material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading; provided, however, that this indemnity agreement shall not apply to any loss, liability, claim, damage or expense to the extent arising out of any untrue statement or omission or alleged untrue statement or omission made in the Registration Statement (or any amendment thereto), the General Disclosure Package or the Prospectus (or any amendment or supplement thereto) in reliance upon and in conformity with the Underwriter Information.

(b) Indemnification of Underwriter by the Selling Shareholders. The Selling Shareholders, severally and not jointly, agree to indemnify and hold harmless each Indemnified Party from and against any and all loss, liability, claim, damage and expense (to the extent documented and reasonably incurred) whatsoever, as incurred, arising out of or based on any untrue statement or alleged untrue statement of a material fact contained in the Registration Statement (or any amendment thereto), or the omission or alleged omission therefrom of a material fact required to be stated therein or necessary to make the statements therein not misleading, or arising out of any untrue statement or alleged untrue statement of a material fact included in any Preliminary Prospectus, any Issuer Free Writing Prospectus or the Prospectus (or any amendment or supplement thereto), or the omission or alleged omission therefrom of a material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading; provided, however, that this indemnity agreement shall not apply to any loss, liability, claim, damage or expense to the extent arising out of any untrue statement or omission or alleged untrue statement or omission made in the Registration Statement (or any amendment thereto), the General Disclosure Package or the Prospectus (or any amendment or supplement thereto) in reliance upon and in conformity with the Underwriter Information; provided, further, that each Selling Shareholder shall be liable in any such case to the extent, but only to the extent, that any such loss, claim, damage or liability arises out of or is based upon an untrue statement or alleged untrue statement in or omission or alleged omission from any of such documents in reliance on and in conformity with the Selling Shareholder Information; provided, further, that the liability of a Selling Shareholder pursuant to this subsection (b) shall not exceed the aggregate proceeds received after underwriting commissions and discounts, but before expenses, from the sale of Shares by such Selling Shareholder pursuant to this Agreement (with respect to each Selling Shareholder, such amount being referred to herein as such Selling Shareholder’s “Net Proceeds”).

(c) Indemnification of Company, Directors and Officers and the Selling Shareholders. The Underwriter agrees to indemnify and hold harmless the Company, its directors, each of its officers who signed the Registration Statement, and each person, if any, who controls the Company within the meaning of Section 15 of the 1933 Act or Section 20 of the 1934 Act and the Selling Shareholders, against any and all loss, liability, claim, damage and expense (to the extent documented and reasonably incurred) whatsoever, as incurred, to the extent, but only to the extent, that such untrue statements or omissions, or alleged untrue statements or omissions, made in the Registration Statement (or any amendment thereto), the General Disclosure Package or the Prospectus (or any amendment or supplement thereto) in reliance upon and in conformity with the Underwriter Information.

(d) Actions against Parties; Notification. Each party to be indemnified hereunder shall give notice as promptly as reasonably practicable to each indemnifying party of any action commenced against it in respect of which indemnity may be sought under Section 7 hereunder, but failure to so notify an indemnifying party shall not relieve such indemnifying party from any liability hereunder to the extent it is not materially prejudiced as a result thereof and in any event shall not relieve it from any liability which it may have otherwise than on account of this indemnity agreement. In case any such action shall be brought against any indemnified party and it shall notify the indemnifying party of the commencement thereof, the indemnifying party shall be entitled to participate therein and, to the extent that it shall wish, jointly with any other indemnifying party similarly notified, to assume the defense thereof, with counsel reasonably satisfactory to such indemnified party (who shall not, except with the consent of the indemnified party, be counsel to the indemnifying party), and, after such notice from the indemnifying party to such indemnified party of its election to assume the defense thereof, the indemnifying party shall not be liable to such indemnified party under this Section 8 for any legal expenses of other counsel or any other expenses in connection with the defense thereof other than reasonable costs of investigation. An indemnified party may participate at such party’s own expense in the defense of any such action, but the fees and expenses of such counsel shall be at the expense of such indemnified party unless (i) the indemnifying party and the indemnified party shall have mutually agreed to the contrary, (ii) the indemnifying party shall have failed within a reasonable time to retain counsel reasonably satisfactory to the indemnified party, (iii) the indemnified person shall have reasonably concluded that there are likely to be defenses available to the indemnified party that are different from, or in addition to, the defenses available to the indemnifying party, (iv) the named parties to any such action (including the impleaded parties) including both the indemnified party and the indemnifying party and representation of both parties by the same counsel would be inappropriate due to differing interests between the indemnifying party and any indemnified party. In no event shall the indemnifying parties be liable for fees and expenses of more than one counsel (in addition to any local counsel) separate from their own counsel for all indemnified parties in connection with any one action or separate but similar or related actions in the same jurisdiction arising out of the same general allegations or circumstances. The indemnifying party shall not be liable for any settlement of any proceeding effected without its written consent, but if settled with such consent or if there be a final judgment for the plaintiff, the indemnifying party agrees to indemnify the indemnified party from and against any loss or liability by reason of such settlement or judgment. No indemnifying party shall, without the prior written consent of the indemnified parties (which consent shall not be unreasonably withheld, conditioned or delayed), settle or compromise or consent to the entry of any judgment with respect to any litigation, or any investigation or proceeding by any governmental agency or body, commenced or threatened, or any claim whatsoever in respect of which indemnification or contribution could be sought under this Section 8 or Section 9 hereof (whether or not the indemnified parties are actual or potential parties thereto), unless such settlement, compromise or consent (i) includes an unconditional release of each indemnified party from all liability arising out of such litigation, investigation, proceeding or claim and (ii) does not include a statement as to or an admission of fault, culpability or a failure to act by or on behalf of any indemnified party.

SECTION 9. Contribution. To the extent the indemnification provided for in Section 8 hereof is for any reason unavailable to or insufficient to hold harmless an indemnified party in respect of any losses, liabilities, claims, damages or expenses referred to therein, then each indemnifying party shall contribute to the aggregate amount of such losses, liabilities, claims, damages and expenses incurred by such indemnified party, as incurred, (i) in such proportion as is appropriate to reflect the relative benefits received by the Company, the Selling Shareholders and the Underwriter from the offering of the Shares pursuant to this Agreement or (ii) if the allocation provided by clause (i) is not permitted by applicable law, in such proportion as is appropriate to reflect not only the relative benefits referred to in clause (i) above but also the relative fault of the Company, the Selling Shareholders and the Underwriters in connection with the statements or omissions which resulted in such losses, liabilities, claims, damages or expenses, as well as any other relevant equitable considerations.

The relative benefits received by the Company, the Selling Shareholders and the Underwriter in connection with the offering of the Shares pursuant to this Agreement shall be deemed to be in the same respective proportions as the total net proceeds from the offering of the Shares pursuant to this Agreement (before deducting expenses) received by the Company or the Selling Shareholders, on the one hand, and the total underwriting discounts and commissions received by the Underwriter, on the other hand, in each case as set forth on the cover of the Prospectus, bear to the aggregate public offering price of the Shares as set forth on the cover of the Prospectus.

The relative fault of the Company, the Selling Shareholders and the Underwriter shall be determined by reference to, among other things, whether any such untrue or alleged untrue statement of a material fact or omission or alleged omission to state a material fact relates to information supplied by the Company, the Selling Shareholders or by the Underwriter and the parties’ relative intent, knowledge, access to information and opportunity to correct or prevent such statement or omission.

The Company, Selling Shareholders and the Underwriter agree that it would not be just and equitable if contribution pursuant to this Section 9 were determined by pro rata allocation or by any other method of allocation which does not take account of the equitable considerations referred to above in this Section 9. The aggregate amount of losses, liabilities, claims, damages and expenses incurred by an indemnified party and referred to above in this Section 9 shall be deemed to include any legal or other expenses reasonably incurred by such indemnified party in investigating, preparing or defending against any litigation, or any investigation or proceeding by any governmental agency or body, commenced or threatened, or any claim whatsoever based upon any such untrue or alleged untrue statement or omission or alleged omission.

Notwithstanding the provisions of this Section 9: (a) the Underwriters shall not be required to contribute any amount in excess of the amount by which the total price at which the Shares underwritten by it and distributed to the public were offered to the public exceeds the amount of any damages which the Underwriters have otherwise been required to pay by reason of any such untrue or alleged untrue statement or omission or alleged omission; (b) no Selling Shareholder shall be required to contribute any amount in excess of such Selling Shareholder’s Net Proceeds; and (c) the Selling Shareholders’ obligations in this Section 9 to contribute are several in proportion to their respective Net Proceeds and not joint.

No person guilty of fraudulent misrepresentation (within the meaning of Section 11(f) of the 1933 Act) shall be entitled to contribution from any person who was not guilty of such fraudulent misrepresentation.

For purposes of this Section 9, each person, if any, who controls an Underwriter within the meaning of Section 15 of the 1933 Act or Section 20 of the 1934 Act and the Underwriter’s Affiliates, directors and officers shall have the same rights to contribution as such Underwriter, and each director of the Company, each officer of the Company who signed the Registration Statement, and each person, if any, who controls the Company within the meaning of Section 15 of the 1933 Act or Section 20 of the 1934 Act shall have the same rights to contribution as the Company.

SECTION 10. Representations, Warranties and Agreements to Survive. All representations, warranties and agreements contained in this Agreement or in certificates of officers of the Company or any of its Subsidiaries submitted pursuant hereto, shall remain operative and in full force and effect regardless of (i) any investigation made by or on behalf of the Underwriter or its Affiliates or selling agents, any person controlling the Underwriter, its officers or directors or any person controlling the Company and (ii) delivery of and payment for the Shares.

SECTION 11. Termination of Agreement.

(a) Termination. The Underwriter may terminate this Agreement, by notice to the Company and the Selling Shareholders, at any time at or prior to the Closing Date (or, in the case of an Option Closing Date that is subsequent to the Closing Date for the Firm Shares), (i) if a Material Adverse Effect shall have occurred, (ii) if there has occurred any material adverse change in the financial markets in the United States or the international financial markets, any outbreak of hostilities or escalation thereof or other calamity or crisis or any change or development involving a prospective change in national or international political, financial or economic conditions, in each case the effect of which is such as to make it, in the good faith judgment of the Representative, impracticable or inadvisable to proceed with the completion of the offering or to enforce contracts for the sale of the Shares, (iii) if trading in any securities of the Company has been suspended or materially limited by the Commission or Nasdaq where trading has not been suspended or materially limited as described in the immediately following clause, (iv) if trading generally on the New York Stock Exchange or The Nasdaq Capital Market has been suspended or materially limited, (v) if a material disruption has occurred in commercial banking or securities settlement or clearance services in the United States or (vi) if a banking moratorium has been declared by either Federal or New York state authorities.

(b) Liabilities. If this Agreement is terminated pursuant to this Section, such termination shall be without liability of any party to any other party except as provided in Section 5 hereof, and provided further that Sections 8, 9, 10, 16 and 17 shall survive such termination and remain in full force and effect.

SECTION 12. Default by the Company or Selling Shareholders. If the Company shall fail at the Closing Date (or, in the case of an Option Closing Date that is subsequent to the Closing Date for the Firm Shares) to issue the number of Shares that it is obligated to issue hereunder, then this Agreement shall terminate without any liability on the part of any non-defaulting party; provided, however, that the provisions of Sections 6, 8, 9, 10, 16 and 17 shall remain in full force and effect. No action taken pursuant to this Section shall relieve the Company from liability, if any, in respect of such default. If any Selling Shareholder shall fail at the Closing Date to sell the number of Shares that it is obligated to sell hereunder, then (a) the Underwriters shall have no obligation to purchase Shares from such Selling Shareholder and (b) the Company, if required by the Representative, shall issue and allot to the Underwriters a number of Shares equal to the number of Shares not sold by the defaulting Selling Shareholder; provided, however, that no action taken pursuant to this Section shall relieve any Selling Shareholder from liability, if any, in respect of such default.

SECTION 13. Reserved.

SECTION 14. Notices. All notices and other communications hereunder shall be in writing and shall be deemed to have been duly given if mailed or transmitted by any standard form of telecommunication, including by electronic mail when such electronic mail is transmitted to the electronic mail address specified in this Section 14 (upon confirmation of receipt). Notices to the Representative shall be directed to B. Riley Securities, Inc. at 11100 Santa Monica Blvd., Suite 800, Los Angeles, California, 90025, Attention: Michael Guzman and Salomon Kamalodine Email: mguzman@brileyfin.com and skamalodine@brileyfin.com, with a copy to The NBD Group, Inc., 350 N. Glendale Avenue, Suite B-522, Glendale, CA 91206, Attn: Sara L. Terheggen, Esq., Email: STnbdpro.com; notices to the Company or any Selling Shareholder shall be directed to GAN Limited at 400 Spectrum Center Drive, Suite 1900, Irvine, CA 92618, Attention: Dermot S. Smurfit, Email: dsmurfit@gan.com, with a copy to Sheppard, Mullin, Richter & Hampton LLP, 12775 El Camino Real, Suite 200, San Diego, CA 92130, Attention: James A. Mercer III, Esq. and Robert L. Wernli, Jr., Esq., Email: jmercer@smrh.com and rwernli@smrh.com.

SECTION 15. No Advisory or Fiduciary Relationship. The Company and each Selling Shareholder acknowledges and agrees that (a) the subscription for, issue and sale of the Shares pursuant to this Agreement, including the determination of the public offering price of the Shares and any related discounts and commissions, is an arm’s-length commercial transaction between the Company or Selling Shareholders, on the one hand, and the Underwriter, on the other hand, (b) in connection with the offering of the Shares and the process leading thereto, the Underwriter is and has been acting solely as a principal and is not the agent or fiduciary of the Company, any of its Subsidiaries, the Selling Shareholders or their respective shareholders, creditors, employees or any other party, (c) no Underwriter has assumed or will assume an advisory or fiduciary responsibility in favor of the Company or Selling Shareholders with respect to the offering of the Shares or the process leading thereto (irrespective of whether the Underwriter has advised or is currently advising the Company or any of its Subsidiaries on other matters) and the Underwriter has no obligation to the Company or Selling Shareholders with respect to the offering of the Shares except the obligations expressly set forth in this Agreement, (d) the Underwriter and its respective affiliates may be engaged in a broad range of transactions that involve interests that differ from those of the Company or the Selling Shareholders, and (e) the Underwriter has not provided any legal, accounting, regulatory or tax advice with respect to the offering of the Shares and the Company and Selling Shareholders have consulted their own legal, accounting, regulatory and tax advisors to the extent it deemed appropriate.

SECTION 16. Parties. This Agreement shall each inure to the benefit of and be binding upon the Underwriter, the Company, the Selling Shareholders and their respective successors. Nothing expressed or mentioned in this Agreement is intended or shall be construed to give any person, firm or corporation, other than the Underwriter, the Company, the Selling Shareholders and their respective successors and the controlling persons and officers and directors referred to in Sections 8 and 9 and their heirs and legal representatives, any legal or equitable right, remedy or claim under or in respect of this Agreement or any provision herein contained. This Agreement and all conditions and provisions hereof are intended to be for the sole and exclusive benefit of the Underwriter, the Company, the Selling Shareholders and their respective successors, and said controlling persons and officers and directors and their heirs and legal representatives, as applicable, and for the benefit of no other person, firm or corporation. No purchaser of Shares from the Underwriter shall be deemed to be a successor by reason merely of such purchase.

SECTION 17. Trial by Jury. Each of the Company (on its behalf and, to the extent permitted by applicable law, on behalf of its sHAREholders and affiliates), the selling shareholders and the Underwriter hereby irrevocably waives, to the fullest extent permitted by applicable law, any and all right to trial by jury in any legal proceeding arising out of or relating to this Agreement or the transactions contemplated hereby.

SECTION 18. GOVERNING LAW. THIS AGREEMENT AND ANY CLAIM, CONTROVERSY OR DISPUTE ARISING UNDER OR RELATED TO THIS AGREEMENT SHALL BE GOVERNED BY, AND CONSTRUED IN ACCORDANCE WITH THE LAWS OF, THE STATE OF NEW YORK WITHOUT REGARD TO ITS CHOICE OF LAW PROVISIONS.

SECTION 19. Immunity. To the extent that the Company has or hereafter may acquire any immunity (sovereign or otherwise) from jurisdiction of any court of (i) Bermuda, (ii) the United States or the State of New York, (iii) any jurisdiction in which it owns or leases property or assets or from any legal process (whether through service of notice, attachment prior to judgment, attachment in aid of execution, execution, set-off or otherwise) with respect to themselves or their respective property and assets or this Agreement, the Company hereby irrevocably waives such immunity in respect of its obligations under this Agreement to the fullest extent permitted by applicable law.

SECTION 20. Time. Except as otherwise set forth herein, specified times of day refer to New York Time.

SECTION 21. Partial Unenforceability. The invalidity or unenforceability of any Section, paragraph or provision of this Agreement shall not affect the validity or enforceability of any other Section, paragraph or provision hereof. If any Section, paragraph or provision of this Agreement is for any reason determined to be invalid or unenforceable, there shall be deemed to be made such minor changes (and only such minor changes) as are necessary to make it valid and enforceable.

SECTION 22. Research Analyst Independence. The Company acknowledges that the Underwriter’s research analysts and research departments are required to be independent from its investment banking division and are subject to certain regulations and internal policies, and that the Underwriter’s research analysts may hold views and make statements or investment recommendations and/or publish research reports with respect to the Company and/or the sale of Shares that differ from the views of their investment banking division. The Company acknowledges that the Underwriter is a full service securities firm and as such from time to time, subject to applicable securities laws, rules and regulations, may effect transactions for its own account or the account of its customers and hold long or short positions in debt or equity securities of the Company; provided, however, that nothing in this Section 22 shall relieve the Underwriter of any responsibility or liability it may otherwise bear in connection with activities in violation of applicable securities laws, rules or regulation.

SECTION 23. Counterparts. This Agreement may be executed in any number of counterparts, each of which shall be deemed to be an original, but all such counterparts shall together constitute one and the same Agreement.

SECTION 24. Effect of Headings. The Section headings herein are for convenience only and shall not affect the construction hereof.

If the foregoing is in accordance with your understanding of our agreement, please sign and return to the Company and Selling Shareholders a counterpart hereof, whereupon this instrument, along with all counterparts, will become a binding agreement between the Underwriter, the Company and Selling Shareholders in accordance with its terms.

Very truly yours,

COMPANY:
For and on behalf of

GAN Limited

By:
Name:	Dermot Smurfit
Title:	Chief Executive Officer

SELLING SHAREHOLDERS:

Dermot S. Smurfit

Michael Smurfit Jr.
Simon Knock

By:
Name:	Dermot S. Smurfit
Title:	Attorney-in-Fact

CONFIRMED AND ACCEPTED,
as of the date first above written:

B. RILEY SECURITIES, INC.

By:
Name:	Jimmy Baker
Title:	Head of Capital Markets

[Underwriting Agreement – Signature Page]

SCHEDULE A

Pricing Information:

Number of Shares to be Issued by the Company: [______]

Number of Shares to be Sold by the Selling Shareholders: [383,500]

Selling Shareholders	Number of Shares to Be Sold
Dermot S. Smurfit	[200,000]
Michael Smurfit Jr.	[20,000]
Simon Knock	[163,500]

Public Offering Price: $[_____] per Share

Underwriting Discount: $[____] per Share

Proceeds to the Company (before underwriting discount and expenses): $[______]

Proceeds to the Selling Shareholders (before underwriting discount and expenses): $[______]

Documents other than Pricing Prospectus Included in the General Disclosure Package:

None.

Schedule A-1

SCHEDULE B

Free Writing Prospectuses

None.

Schedule B-1

SCHEDULE C

Persons Subject to Lock-Up

1.	Dermot Smurfit

2.	Karen Flores

3.	Michael Smurfit, Jr.

4.	David Goldberg

5.	Seamus McGill

6.	Simon Knock

7.	Jeff Berman

8.	Todd McTavish

9.	Donald Ryan

Schedule C-1

EXHIBIT A

Form of Lock-up Agreement

[_____], 2021

B. Riley Securities, Inc.

11100 Santa Monica Boulevard

Suite 800

Los Angeles, CA 90025

Re: GAN Limited – Lock-Up Agreement

Ladies and Gentlemen:

This letter agreement is delivered to you pursuant to the Underwriting Agreement (the “Underwriting Agreement”) to be entered into by GAN Limited, an exempted company limited by shares and incorporated in Bermuda, as issuer (the “Company”), the Selling Shareholders party thereto and B. Riley Securities, Inc., as underwriter (the “Representative”). Upon the terms and subject to the conditions of the Underwriting Agreement, the Underwriter intends to effect a public offering of ordinary shares, $0.01 par value per share, of the Company (the “Shares”), as described in and contemplated by the registration statement of the Company on Form F-1 (the “Registration Statement”) to be filed with the Securities and Exchange Commission (the “Offering”). Terms used herein, but not defined, shall have the meaning ascribed to them in the Underwriting Agreement.

The undersigned recognizes that it is in the best financial interests of the undersigned, as an officer or director, or a holder of Ordinary Shares, options, warrants, performance units or other securities convertible into or exchangeable for Ordinary Shares of the Company (the “Company Securities”), that the undersigned not sell Company Securities in the public market for a reasonable period following the Offering.

The undersigned further recognizes that the Company Securities held by the undersigned are, or may be, subject to certain restrictions on transferability, including those imposed by United States federal securities laws. Notwithstanding these restrictions, the undersigned has agreed to enter into this letter agreement to further assure the Underwriter that the Company Securities of the undersigned, now held or hereafter acquired, will not enter the public market at a time that might impair the underwriting effort.

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Therefore, as an inducement to the Underwriter to execute the Underwriting Agreement, the undersigned hereby acknowledges and agrees that the undersigned agrees that, during the period beginning from the date of this Lock-Up Agreement and continuing to and including the date 90 days after the date set forth on the final prospectus used to sell the Shares (the “Lock-Up Period”), the undersigned shall not, and shall not cause or direct any of its affiliates to, (i) offer, sell, contract to sell, pledge, grant any option to purchase, lend or otherwise dispose of any Ordinary Shares, or any options or warrants to purchase any Ordinary Shares, or any securities convertible into, exchangeable for or that represent the right to receive Ordinary Shares (such options, warrants or other securities, collectively, “Derivative Instruments”), including without limitation any such shares or Derivative Instruments now owned or hereafter acquired by the undersigned, (ii) engage in any hedging or other transaction or arrangement (including, without limitation, any short sale or the purchase or sale of, or entry into, any put or call option, or combination thereof, forward, swap or any other derivative transaction or instrument, however described or defined) which is designed to or which reasonably could be expected to lead to or result in a sale, loan, pledge or other disposition (whether by the undersigned or someone other than the undersigned), or transfer of any of the economic consequences of ownership, in whole or in part, directly or indirectly, of any Ordinary Shares or Derivative Instruments, whether any such transaction or arrangement (or instrument provided for thereunder) would be settled by delivery of Ordinary Shares or other securities, in cash or otherwise (any such sale, loan, pledge or other disposition, or transfer of economic consequences, a “Transfer”) or (iii) otherwise publicly announce any intention to engage in or cause any action or activity described in clause (i) above or transaction or arrangement described in clause (ii) above. The undersigned represents and warrants that the undersigned is not, and has not caused or directed any of its affiliates to be or become, currently a party to any agreement or arrangement that provides for, is designed to or which reasonably could be expected to lead to or result in any Transfer during the Lock-Up Period. For the avoidance of doubt, the undersigned agrees that the foregoing provisions shall be equally applicable to any issuer-directed or other Shares the undersigned may purchase in the offering.

Notwithstanding the foregoing, the restrictions in the foregoing paragraph shall not apply to:

(i) transfers of Ordinary Shares or any security convertible into or exercisable or exchangeable for Ordinary Shares (A) as a bona fide gift, including to charitable organizations, or by will or intestacy, (B) to the spouse, domestic partner, parent, sibling, child or grandchild of the undersigned or any other person with whom the undersigned has a relationship by blood, marriage or adoption not more remote than first cousin (each, “an immediate family member”) or to a trust, or other entity formed for estate planning purposes, formed for the benefit of the undersigned or of an immediate family member of the undersigned, (C) if the undersigned is a corporation or partnership or limited liability company or other business entity, to another corporation, partnership, limited liability company or other business entity that controls, is controlled by or is under common control with the undersigned or (D) if the undersigned is a trust, to a trustor or beneficiary of the trust; provided, that in the case of any Transfer or distribution pursuant to this clause (i), each transferee, donee or distributee shall sign and deliver a lock-up letter substantially in the form of this letter;

(iii) transactions by any person other than the Company relating to Ordinary Shares acquired in open market transactions after the completion of the Offering;

(iii) distributions of Ordinary Shares or any security convertible into or exercisable or exchangeable into for Ordinary Shares to limited partners, members or stockholders of the undersigned; provided, that in the case of any transfer or distribution pursuant to this clause (iii), each donee or distributee shall sign and deliver a lock-up letter substantially in the form of this letter;

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(iv) the receipt by the undersigned from the Company of Ordinary Shares or any security convertible into or exercisable or exchangeable for Ordinary Shares upon the vesting of share or stock awards or the exercise of options or warrants issued pursuant to the Company’s equity incentive plans or the transfer of Ordinary Shares or any securities convertible into or exercisable or exchangeable for Ordinary Shares to the Company upon a vesting event of the Company’s securities or upon the exercise of options or warrants to purchase the Company’s securities (including settlement of restricted stock units), in each case on a “cashless” or “net exercise” basis or to cover tax withholding obligations of the undersigned in connection with such vesting or exercise, insofar as such share or stock award, option or warrant was outstanding on the date of the Underwriting Agreement and would, by its terms, expire, during the Lock-Up Period (except that the requirement of expiration during the Lock-Up Period shall not apply to share or stock awards that by their terms are automatically paid or settled upon vesting); provided, that the any such securities issued upon the vesting of such share or stock award or exercise of such option or warrant or other right to acquire Ordinary Shares received by the recipient shall continue to be subject to the restrictions set forth herein;

(v) the establishment of a trading plan pursuant to Rule 10b5-1 under the 1934 Act (“10b5-1 Trading Plan”) for the transfer of Ordinary Shares, provided that (a) sales under any such trading plan may not occur during the Lock-Up Period and (b) to the extent a public announcement or filing under the 1934 Act, if any, is required of or voluntarily made by or on behalf of the undersigned or the Company regarding the establishment or amendment of such 10b5-1 Trading Plan, such announcement or filing shall include a statement to the effect that no transfer of Ordinary Shares may be made under such 10b5-1 Trading Plan during the Lock-Up Period;

(vi) the Transfer of Ordinary Shares or any security convertible into or exercisable or exchangeable for Ordinary Shares to the Company pursuant to existing agreements described in or filed as an exhibit to the registration statement with respect to the Offering under which the Company has the option to repurchase such shares or securities or a right of first refusal, as described in the Prospectus, with respect to transfers of such shares or securities;

(vii) if the undersigned is an individual, the Transfer of Ordinary Shares or any security convertible into or exercisable or exchangeable for Ordinary Shares that occurs by operation of law pursuant to a qualified domestic order or in connection with a divorce settlement; provided, that the undersigned shall use reasonable best efforts to cause the transferee to sign and deliver a lock-up letter substantially in the form of this letter;

(viii) any Transfer of Ordinary Shares or any security convertible into or exercisable or exchangeable for Ordinary Shares pursuant to a bona fide third party tender offer, amalgamation, merger, consolidation or other similar transaction made to all holders of the Ordinary Shares or such other securities involving a “change of control” (as defined below) of the Company following the Offering approved by the Company’s board of directors; provided, that all of the undersigned’s Ordinary Shares or any security convertible into or exchange or exercisable or exchangeable for shares of Ordinary Shares subject to this agreement that are not so transferred, sold, tendered or otherwise disposed of remain subject to this agreement; and provided, further, that in the event that the tender offer, amalgamation, merger, consolidation or other such transaction is not completed, the Ordinary Shares or such other securities owned by the undersigned shall remain subject to the terms of this agreement (for purposes of this clause (ix), “change of control” shall mean the consummation of any bona fide third party tender offer, merger, consolidation or other similar transaction the result of which is that any “person” (as defined in Section 13(d)(3) of the 1934 Act), or group of persons, other than the Company, becomes the beneficial owner (as defined in Rules 13d-3 and 13d-5 of the 1934 Act) of a majority of the total voting power of the voting stock of the Company);

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(ix) Transfers of Ordinary Shares or any security convertible into or exercisable or exchangeable for Ordinary Shares to the undersigned’s affiliates or to any investment fund or other entity controlled or managed by the undersigned; provided that in the case of any transfer or distribution pursuant to this clause (x), (A) any such Transfer or distribution shall not involve a disposition for value and (B) each donee or distributee shall sign and deliver a lock-up letter substantially in the form of this letter;

(x) Transfers from an executive officer of Ordinary Shares or any security convertible into or exercisable or exchange for Ordinary Shares to the Company upon death, disability or termination of employment of such executive officer;

(xi) Transfers to a nominee or custodian of a person or entity to whom a disposition or transfer would be permissible under clauses (i), (iii) and (ix); provided, that the Ordinary Shares or any security convertible into or exercisable or exchangeable for Ordinary Shares shall continue to be subject to the restrictions set forth herein;

(xii) Transfers pursuant to an order of a court or regulatory agency; provided, that in the case of any transfer or distribution pursuant to this clause (xii), such transferee shall sign and deliver a lock-up letter substantially in the form of this letter;

(xiii) to the Underwriter pursuant to the Underwriting Agreement; or

(xiv) with the prior written consent of the Representative.

The undersigned also agrees and consents to the entry of stop transfer instructions with the Company’s transfer agent and registrar against the transfer of the undersigned’s Ordinary Shares except in compliance with the foregoing restrictions.

This letter agreement shall automatically terminate upon the earliest to occur, if applicable, of: (i) the date the Company provides the Underwriter with notice that it does not intend to proceed with the Offering, but only in the event such notice is given prior to the execution of the Underwriting Agreement; (ii) the termination of the Underwriting Agreement (disregarding the provisions thereof which survive termination) or (iii) March 15, 2021, if the Underwriting Agreement has not been executed by that date.

A-4

The undersigned understands that the Company and the Underwriter are relying upon this Lock-Up Agreement in proceeding toward consummation of the Offering. The undersigned further understands that this Lock-Up Agreement is irrevocable and shall be binding upon the undersigned’s heirs, legal representatives, successors, and assigns. Capitalized terms used but not defined herein have the respective meanings assigned to such terms in the Underwriting Agreement.

Very truly yours,

Exact Name of Shareholder/Officer/Director

Authorized Signature

Title

Date

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